EXHIBIT 10.6

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATAMESTANE

LICENSE AGREEMENT

Atamestane

License Agreement
Confidential

i

5.8	NO INTENDED SURRENDER OF COMMERCIAL RIGHTS TO A THIRD PARTY	XVII
5.9	SCHERING MARKETING WITHOUT MANUFACTURING	XVII
5.10	REIMBURSEMENT OF ACTUAL MANUFACTURING COSTS	XVII
6.	MARKETING AND MARKETING OPTIONS	XVIII
6.1	SCHERING OPTION IN THE NON-US TERRITORY	XVIII
6.2	SCHERING OPTION IN THE UNITED STATES	XXI
6.3	OTHER RIGHTS AND OBLIGATIONS	XXI
6.4	DEVELOPMENT AFTER EXERCISE OF AN OPTION	XXII
6.5	FAILURE TO PURSUE COMMERCIALISATION	XXII
6.6	SUBLICENSING BY BIOMEDICINES	XXIII
6.7	SUB-LICENSING BY SCHERING	XXIII
7.	POTENTIAL COMPETITION FOR LICENSED PRODUCT	XXIII
7.1	INTERESTS OF BOTH PARTIES	XXIII
7.2	PROTECTION OF INTERESTS	XXIV
8.	INITIAL FEE, MILESTONE AND ROYALTY PAYMENTS	XXIV
8.1	CURRENCY	XXIV
8.2	INITIAL FEE	XXIV
8.3	MILESTONES	XXV
8.4	ROYALTY PAYMENTS AND OTHER POTENTIAL AGREEMENTS	XXV
8.5	POTENTIAL REDUCTION IN ROYALTIES	XXVI
8.6	BIOMEDICINES REPORTS REGARDING ROYALTIES	XXVI
8.7	SCHERING REPORTS REGARDING ROYALTIES	XXVI
8.8	TIMELINESS OF PAYMENTS	XXVI
8.9	TIMING AND DURATION OF ROYALTY PAYMENTS	XXVI
8.10	FINANCIAL RECORDS AND VERIFICATION	XXVII
8.11	TAXES	XXVIII
9.	INTELLECTUAL PROPERTY AND RELATED MATTERS	XXVIII
9.1	MAINTENANCE	XXVIII
9.2	PATENT TERM EXTENSION OR EQUIVALENT	XXIX
9.3	NOTIFICATION REGARDING INFRINGEMENT	XXIX
9.4	LITIGATION	XXIX
9.5	PAYMENTS AND PATENT LITIGATION	XXX
9.6	OTHER INTELLECTUAL PROPERTY	XXX
9.7	OTHER PATENT-RELATED MATTERS	XXX
10.	REPRESENTATIONS AND WARRANTIES	XXXI
10.1	FREEDOM TO EXECUTE AGREEMENT	XXXI
10.2	PATENT RIGHTS	XXXI
10.3	KNOW-HOW	XXXI
10.4	NO WARRANTY ON FITNESS FOR USE	XXXII
10.5	PAST COMPLIANCE WITH GOOD MANUFACTURING PRACTICES	XXXII
11.	LIABILITY AND INDEMNIFICATION	XXXII
11.1	BIOMEDICINES OBLIGATIONS	XXXII
11.2	BIOMEDICINES AFFILIATE(S) OR SUBLICENSEE(S)	XXXII
11.3	SCHERING OBLIGATIONS	XXXII
11.4	SCHERING AFFILIATE(S) OR SUBLICENSEE(S)	XXXIII
11.5	UNALLOCATED LIABILITY	XXXIII
12.	ASSIGNMENT, CHANGE IN CONTROL	XXXIII
12.1	ABILITY OF BIOMEDICINES TO ASSIGN AGREEMENT	XXXIII
12.2	CHANGE IN CONTROL	XXXIII

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13.	TERM AND TERMINATION	XXXIII
13.1	DURATION OF AGREEMENT	XXXIII
13.2	TERMINATION BECAUSE OF UNREMEDIED BREACH	XXXIV
13.3	TERMINATION BECAUSE OF INSOLVENCY	XXXIV
13.4	SCHERING SPECIAL OPTION	XXXIV
13.5	COURT-AWARDED DAMAGES	XXXV
13.6	CONTINUATION OF OBLIGATIONS	XXXV
14.	CONFIDENTIALITY	XXXV
14.1	TRANSMITTAL OF INFORMATION	XXXV
14.2	APPROVAL OF PUBLIC DISCLOSURE	XXXVI
14.3	ACKNOWLEDGMENT OF PRIVATE DISCLOSURE	XXXVI
15.	COMMUNICATIONS	XXXVI
15.1	INSTRUCTIONS FOR COMMUNICATIONS	XXXVI
16.	MISCELLANEOUS PROVISIONS	XXXVI
16.1	GOVERNANCE OF AGREEMENT	XXXVI
16.2	ENTIRE AGREEMENT	XXXVI
16.3	SEVERABILITY	XXXVII
16.4	ORIGINAL AGREEMENT AND COUNTERPARTS	XXXVII
16.5	NO WAIVER OF RIGHTS	XXXVII
16.6	SECTION TITLES	XXXVII
16.7	FORCE MAJEURE	XXXVII

APPENDICES

Appendix A:         Patents and Patent Applications

Appendix B:          Preliminary Clinical Development Plan

Appendix C:          Considerations for Chemistry, Manufacturing and Controls

iii

DRAFT LICENSE AGREEMENT

This agreement (“Agreement”) is made and entered into this 1st day of February 1999 by and between SCHERING AKTIENGESELLSCHAFT, a German corporation, with an address for purposes of this Agreement at Berlin-Wedding, Müllerstralbe 178, Berlin, Germany (“Schering”), and BIOMEDICINES, INC., a Delaware corporation, with an address for purposes of the Agreement at 909 Marina Village Parkway #583, Alameda, California, United States of America (U.S.) 94501 (“BioMedicines”).

WHEREAS, Schering is the owner of certain Patent Rights, Know-How, and Manufacturing Process(es) as defined herein; and

WHEREAS, Schering has the right to grant a license (“License”) as set forth herein and, moreover, has conducted limited preclinical and clinical development of Atamestane as further defined herein; and

WHEREAS, BioMedicines desires to establish whether the Licensed Product as defined herein is useful in treating patients with breast cancer and, if so, to complete the development of and to commercialise Licensed Product; and

WHEREAS, BioMedicines desires to obtain an exclusive license in respect of the Licensed Product in the Territory as defined herein under the Patent Rights, Know-How, and the Manufacturing Process(es); and

WHEREAS, Schering wishes to grant such an exclusive license to BioMedicines subject to the Schering manufacturing and marketing option rights and other terms hereinafter described;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, Schering and BioMedicines agree as follows:

1.                                      DEFINITIONS

1.1                               Accounting Standards shall mean, for Schering, the International Accounting Standards (so-called “IAS” accounting) as amended from time to time and, for BioMedicines, Generally Accepted Accounting Principles (so-called “GAAP” accounting), also as amended from time to time.  The Parties agree that if changes in GAAP or IAS after the date hereof result in economically material differences between GAAP and IAS, the parties will attempt to reach an equitable resolution of such differences through good faith negotiations.

1.2                               Actual Manufacturing Costs shall mean the cost of producing drug substance or drug product or Licensed Product, as the case may be, calculated by using the manufacturer’s standard accounting procedures computed in accordance with Accounting Standards, applicable to the individual manufacturer, and applied on a consistent basis.  Such costs shall include, without limiting the generality hereof, the fully-burdened cost of all raw materials, labor and overhead for the synthesis, formulation, filling, finishing, labeling, packaging, storing, testing, and quality control and quality assurance activities.  Such costs shall also include any value-

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added taxes or reasonable transportation charges and any payments made to unrelated third parties in connection with the manufacturing process or materials used therein.

1.3                               Affiliate shall mean any person, corporation, partnership, firm, joint venture or other entity which, directly or indirectly, through no intermediary or through one or more intermediaries controls, is controlled by, or is under common control with either BioMedicines or Schering, as the case may be.  Control is understood to mean the possession of the authority, power or right to direct or to cause the direction of the management and/or policies and actions of the Affiliate.

1.4                               Atamestane shall mean the compounds described in Appendix A

1.5                               CMC Development shall mean those activities associated with the development of a process or processes for the manufacture of Atamestane and/or Licensed Product, including but not limited to development of chemistry, manufacturing and controls (“CMC”) of Licensed Product (as defined herein), including but not necessarily limited to the synthesis, formulation, filling, finishing, labeling, packaging, storing, testing, and quality control and quality assurance activities, completion of documentation, and compilation of regulatory dossiers, and the like, where such activities are understood to be necessary or desirable to facilitate the registration and approval of Licensed Product in the Territory (as defined herein).  CMC Development also includes transfer of manufacturing processes to and validation at the manufacturing sites as a pre-requisite for a successful Pre-approval inspection.

1.6                               CMC Costs shall mean those fully-burdened costs incurred either by Schering, by BioMedicines, by an Affiliate or by a third party, and accounted for in accordance with the applicable Accounting Standards, in carrying out CMC Development activities according to the CMC Plan (as defined herein) and in accordance with this Agreement.  Where Schering carries out Manufacturing Improvements at BioMedicines’ request, the costs of such Manufacturing Improvements shall also constitute CMC Costs.  Costs included under Actual Manufacturing Costs shall in no event constitute CMC costs.

1.7                               CMC Plan shall mean that plan jointly developed and jointly approved by Schering and BioMedicines, and related specifically to CMC Development matters, for the specific purpose of successfully developing, registering and commercialising Licensed Product and shall also be understood to mean a plan whose execution is overseen by the Schering-BioMedicines Joint Development Committee.

1.8                               Development shall mean all activities other than CMC Development activities understood to be necessary or desirable to facilitate the registration and approval of Licensed Product in the Territory and shall include, without limiting the generality thereof: preclinical testing (such as pharmacology, pharmacokinetics, absorption/distribution/metabolism/excretion, toxicity or toxicology, or the like); clinical testing (such as design, execution, data collection and analysis); technical, advisory, third-party vendor support, and all related internal or external legal and regulatory affairs activities.

1.9                               Development Costs shall mean those fully burdened costs incurred either by Schering, by BioMedicines, by an Affiliate or by a third party, and accounted for in accordance

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with applicable Accounting Standards, in carrying out Development activities according to the Development Plan (as defined herein).

1.10                        Development Plan shall mean that plan jointly developed by Schering and BioMedicines, and specifically related to all Development activities other than CMC Development activities, for the specific purpose of successfully developing, registering and commercialising Licensed Product and shall also be understood to mean a plan whose execution is overseen by the Schering-BioMedicines Joint Development Committee (as defined herein).

1.11                        Effective Date shall mean the date of execution of the Agreement as shown above.

1.12                        Field shall mean the treatment of humans for breast cancer.

1.13                        Good Manufacturing Practices shall mean compliance with the most stringent of:

a)                                      the regulatory requirements for current good manufacturing practices (“GMP”) promulgated by the United States Food and Drug Administration (“FDA”) under the United States Federal Food and Drug and Cosmetic Act, as amended, 21 C.F.R. § 210 et seq and 21 C.F.R. § 600-610, as now applicable, or any manufacturing standards set after the Effective Date by the FDA; or

b)                                      the regulatory requirements for good manufacturing practices as established in the European Union by applicable regulations, directives, or decisions of the European Union (as now published in the Official Journal of the European Community or its successor publication); or

c)                                      the regulatory requirements directed specifically to Schering or Schering Affiliates by appropriate regulatory authorities.

To these ends, “most stringent” shall be understood to mean those GMP standards as mutually agreed and documented by Schering and BioMedicines during the course of development and commercialisation with particular reference to duties described in Sections 3.2 and 4.1 herein.

1.14                        Joint Development Committee (or “JDC”) shall mean that group of individuals designated by Schering and by BioMedicines whose principal duty shall be the collaborative oversight of the Development and CMC Development of Licensed Product and whose other duties are described further herein.  The principle of good faith negotiations shall govern the activities of the JDC in all matters between Schering and BioMedicines.

1.15                        Know-How shall mean:

a)                                      any and all technical data or non-technical information, expertise, knowledge and the like which relates to the Licensed Product, Patent Rights, or to the Manufacturing Process(es) and which is owned or licensed by Schering or an Affiliate or which

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becomes owned or becomes licensed by Schering or an Affiliate and which Schering or an Affiliate is now or subsequently authorized to license or transfer to a third party;

b)                                      data or information of the kind described in (a) above which is recorded, or which could be or could have been recorded, in any form including but not limited to on paper or using electronic or magnetic media;

c)                                      all pharmacological, toxicological, formulation, assay, chemical, manufacturing, control, clinical, regulatory and marketing or sales-oriented information; of the kind described in (a) above;

d)                                      any other data, information, knowledge, or designs used, or specifically useful, for the development or commercialisation of the Licensed Product, and which are owned or licensed by Schering or an Affiliate, or which become owned or become licensed by Schering or an Affiliate, and which Schering or an Affiliate is authorized or becomes authorized to license or transfer to a third party.

1.16                        Licensed Product(s) shall mean one or more pharmaceutical products containing Atamestane as active ingredient for use in the Field.

1.17                        Manufacturing Improvements shall mean those activities other than CMC Development activities that are jointly approved by both Schering and BioMedicines and for which the principal purpose of such other activities is to improve the cost, efficiency, quality or quantity of manufacturing of Licensed Product.

1.18                        Manufacturing Process(es) shall mean:

a)                                      any process for manufacturing Licensed Product which is covered in whole or in part by any claim contained in the Patent Rights (as defined herein) or by manufacturing Know-How;

b)                                      any information or description of any process for manufacturing the Licensed Product contained in a Drug Master File or similar document; or

c)                                      any modification or improvement to such processes suggested, developed or introduced by Schering, BioMedicines or Affiliates thereof during the course of either development or commercialisation of the Licensed Product.

1.19                        Net Sales shall mean the amount invoiced by Schering or BioMedicines or by and Affiliate or Sublicensee (as described further herein), as the case may be, for sales of Licensed Product to an unaffiliated third party but less deductions for:

a)                                      reasonable shipping or freight charges prepaid or allowed and other reasonable charges, such as insurance, relating thereto;

b)                                      sales or excise taxes or customs duties paid by the selling party;

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c)                                      any other non-refundable governmental charges imposed upon the sale of Licensed Product;

d)                                      distributor’s fees, rebates, non-cash rebates or allowances actually granted, allowed or incurred, and not otherwise in violation of local or international laws;

e)                                      quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of Licensed Product;

f)                                        allowances or credits to customers, but not in excess of the selling price of Licensed Product, on account of governmental requirements, rejection of Licensed Product for good reason, recalls made because of Licensed Product becoming outdated, or for the value of returned trade goods of Licensed Product; and

g)                                     an allowance for bad debts not to exceed one-half percent (0.5%) of Net Sales, and otherwise in accordance with the selling party’s Accounting Standards and otherwise consistently applied within and across all Affiliates or operating business units or divisions, such allowance or any portion thereof to be refunded in the next quarter if such bad debts are less than one-half percent (0.5%).

For purposes of calculating Net Sales, Schering and BioMedicines also recognize that:

1)                                     customers may include persons or entities in the chain of commerce (such as so-called “Health Maintenance Organizations” in the United States, for example) that enter into contractual and binding agreements with the selling party to establish and set a price for Licensed Product even though

(a)                                  title to Licensed Product does not actually pass directly from selling party to such customers;

(b)                                  payment for the Licensed Product is not made by such customers; and that

2)                                     in such cases, chargebacks paid by the selling party to or through a third party such as a wholesale distributor can then be deducted by the selling party from gross revenues in order to calculate the selling party’s Net Sales.

In addition, the definition of Net Sales may be amended for sales within the United States by the mutual consent of both Schering and BioMedicines if Schering exercises its co-promotion option per Section 6.2 herein.

1.20                        Patent Rights shall mean all of the following intellectual property:

a)                                      the patents and patent applications listed in Appendix A;

b)                                      the patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications;

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c)                                      any reissue or extension of patents in Appendix A; and

d)                                      any improvement patent dominated by the claims of the Patent Rights

e)                                      any patents, divisionals, continuations, reissues, extensions or improvement patents subsequently added to Appendix A as further described herein.

1.21                        Phase III Study(-ies) shall mean the clinical study or studies as reasonably judged by BioMedicines to be adequate by the results of a meeting (or other communication) with the United States Food and Drug Administration (or other similar regulatory authority) to support the filing of a marketing application for the Licensed Product.

1.22                        Registration Batch(es) shall mean that batch or batches of Atamestane drug substance and/or drug product made under GMP conditions that is or are necessary to support the filing of a marketing application or a new drug application for Licensed Product.

1.23                        Sublicensee shall mean an unaffiliated third party to whom Schering or BioMedicines grants a sub-license of any rights licensed to Schering or BioMedicines respectively hereunder, in accordance with the terms of this Agreement.

1.24                        Territory.  The territory (“Territory”) shall be worldwide.  In addition, territorial rights as described in the Agreement shall not be abridged because of a change in the official name of a country or principality or the like or a change in geographic boundaries associated with same.

2.                                      GRANT

2.1                               License.  Schering hereby grants to BioMedicines, and BioMedicines hereby accepts from Schering, under the Patent Rights, Know-How and Manufacturing Process(es) an exclusive right and license (the “License”), even as to Schering (except as otherwise provided herein), to use, develop, market, and sell Licensed Product in the Territory for one or more uses within the Field, in accordance with the terms of this Agreement.

2.2                               Right to Sublicense.  Schering also hereby grants to BioMedicines and BioMedicines hereby accepts from Schering the right to sublicense Licensed Product to the extent and in accordance with the conditions specified in other sections of this Agreement.

3.                                      DATA AND DUE DILIGENCE

3.1                               Access to Schering Know-How

3.1.1                     Know-How.  Schering will make available to BioMedicines Know-How and Manufacturing Process information in Schering’s possession on the Effective Date and any modifications thereof or improvements thereto which come into Schering’s possession (with the right to transfer or sublicense) after the Effective Date and that are necessary or desirable for optimal Licensed Product development and registration.  To achieve these goals, Schering shall make available such Know-How, data, information and other documents as may be reasonably requested by BioMedicines from time to time during the term of the Agreement and shall make

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available certain quantities of Atamestane and Licensed Product as provided in Sections 4.4 and 4.5 below or otherwise as agreed between the Parties.  Such Know-How, data, information, documents and quantities of Atamestane will ordinarily be made available as soon as reasonably possible, but in any event within sixty (60) days of such reasonable request by BioMedicines unless prevented by circumstances beyond the reasonable control of Schering.  BioMedicines may use such information, Know-How, data and documents solely for the purposes of developing, manufacturing and commercializing Licensed Product in the Territory in accordance with the terms of this Agreement.

Documents and data associated with any United States Investigational New Drug application (IND) associated with manufacturing, testing, safety or potential efficacy of Atamestane for one or more uses in the Field in the possession of Schering or Affiliates or which come into the possession of Schering or an Affiliate from time to time and which Schering or an Affiliate is free to transfer to a third party will be transferred in a timely manner to BioMedicines.

BioMedicines will update, amend, file or re-file, and/or transfer the IND only between Divisions with the Food and Drug Administration within the United States (or similar document outside the United States) in order to facilitate development and registration of Licensed Product, but BioMedicines shall not be entitled to otherwise transfer the IND (or similar document outside the United States) without the prior written consent of Schering.

Both Schering and BioMedicines acknowledge and agree that all existing Know-How, in whatever form (paper, electronic or other) in Schering’s possession will be required to be made available in order to update and to amend the existing IND, particularly with regard to preclinical and clinical safety data.

3.1.2                     Schering Expertise.  Schering will also provide further expertise, and otherwise free of charge (and independent of that described in Sections 5.4 and 5.6), on a reasonable basis, and if requested by BioMedicines, so long as the provision of this service does not require a significant capacity of the respective Schering employees.  In this regard, it is expected that “significant capacity” will not exceed in aggregate one-half person-year unless otherwise approved by Schering.

3.1.3                     Requests by Regulatory Authorities.  Both Schering and BioMedicines acknowledge that regulatory authorities may request information during the term of this Agreement.  Should this occur, Schering and BioMedicines agree to discuss in good faith and to agree on the actions to be taken by BioMedicines and/or by Schering or by a Schering Affiliate in order to address such requests in a timely and successful manner but subject always to the limitation on Schering’s obligation set out in Section 3.1.2 above.

3.1.4                     Translation.  Where English-language documents or summaries exist, such materials will be provided to BioMedicines.  Related documents in German or other languages will also be provided.  However, the cost for translating documents from German or other languages into English will be the responsibility of and will be paid for by BioMedicines.  Where new documents can be produced in either language by Schering, by an Affiliate, Sublicensee, or by a third party vendor of services related to CMC Development or

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Development, such documents will be produced in English unless otherwise requested by BioMedicines.

3.2                               Joint Development Committee

3.2.1                     Planning.  Schering and BioMedicines agree to form a joint development committee (“Joint Development Committee” or “JDC” as previously noted).  The purpose of the JDC will be to review, discuss in good faith, and to decide all Development activities regarding Atamestane and Licensed Product.  Schering and BioMedicines agree to make available information regarding developmental activities sufficient for each party to understand the full scope of pre- or post-marketing clinical testing of Atamestane and Licensed Product, whether conducted by Schering, by BioMedicines, or by an Affiliate or agent of either party as well as any post-marketing surveillance data or information that is reportable by regulation to any regulatory body.  Representation for Schering will be at the discretion of Schering.  Representation for BioMedicines will be at the discretion of BioMedicines.  The JDC will meet at times and places as reasonably agreed by the members of the JDC but at least twice per calendar year.  Written minutes of the meetings will be agreed between the Parties.

3.2.2                     Disagreements Regarding Development or CMC Development.  In the event that the members of the JDC cannot reach a consensus on matters related to Development or CMC Development, but excluding matters related to human safety, which matters are addressed below, and subject always to Section 3.2.3 below, BioMedicines will have the final responsibility for deciding and carrying out Development and CMC Development activities in accordance with its good business judgment and otherwise consistent with the requirements of the Agreement.  Both Schering and BioMedicines agree, however, that both parties will endeavor to agree and to take into account the recommendations and wishes of both parties.

3.2.3                     Preliminary Clinical Development Plan.  The essential features of the proposed clinical development of Licensed Product in the Field (“Clinical Development Plan”) are described in Appendix B. BioMedicines may not make any change to the Clinical Development Plan which would have the effect of altering the initial indication for which the Licensed Product is to be developed without the prior consent of Schering, such consent not to be unreasonably withheld.

3.2.4                     Revised Clinical Development Plan.  Subject to Sections 3.2.2 and 3.2.3 above and Section 3.2.5 below, a revised Clinical Development Plan will be developed during the course of JDC deliberations.  It is anticipated that such revision, if any, will be provided principally by BioMedicines as soon as reasonably possible after any meeting(s) by BioMedicines with the Food and Drug Administration (“FDA”), or with similar governmental authority, with the agreed goal to provide said revision within eight (8) weeks after said meeting(s).

Subject to Sections 3.22 and 3.2.3 above and Section 3.2.5 below, BioMedicines may further modify the Clinical Development Plan from time to time where such modifications are, in the reasonable judgement of BioMedicines, necessary or desirable for efficient Development of the Licensed Product.

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3.2.5                     Disagreements Regarding Issues of Human Safety.  In the event that the members of the JDC cannot reach a consensus on matters related to human safety during the clinical testing of Atamestane, Schering and BioMedicines agree to assemble as rapidly as reasonably possible an appropriately constituted panel of experts to review the relevant data and to make recommendations to the JDC. The JDC and panel members shall then agree upon modifications, if any, to the Clinical Development Plan.  The expenses associated with such expert panel, if any, shall be shared equally by Schering and BioMedicines.

3.2.6                     Reporting and Schering Requests for Information.  In the context of meetings of the JDC, BioMedicines will provide at least semi-annually to Schering a suitably detailed written status report of Development activities regarding the Licensed Product.  BioMedicines may, however, submit reports at more frequent intervals should results from Development activities warrant, in the reasonable judgment of BioMedicines, more frequent reporting.  Schering may make reasonable requests for additional information and BioMedicines agrees to provide such additional information if such information is already in the possession of BioMedicines, an Affiliate or a Sublicensee.  If such additional information is not available but becomes available subsequently through execution of the Development Plan, the additional information will be provided to Schering as soon as reasonably possible after the information does become available.  BioMedicines will supply Schering promptly with copies of all new final clinical trial reports and with copies of all material submissions to the FDA or other similar regulatory authorities.  (In this regard, “material submissions” are understood to include, without limiting the generality hereof, Investigational New Drug applications (IND’s), significant amendments thereto, periodic reports required by regulation or otherwise by regulatory authorities, all reports of serious safety events whether in animals or in humans, and any special safety analyses or other special or one-time safety reports requested by or otherwise provided to the FDA.)

3.2.7                     Reporting and BioMedicines Requests for Information.  In the context of meetings of the JDC, Schering will likewise provide information to BioMedicines that is substantially similar to that described in the preceding Section 3.2.6 and which relates to Atamestane.

3.3                               Exercise of Diligence by BioMedicines.  Except as otherwise provided for herein, BioMedicines will conduct its Development activities with Licensed Product at its own expense and consistent with the Clinical Development Plan or other agreements between Schering and BioMedicines made in the context of JDC deliberations and recorded in writing and signed by both Parties.  BioMedicines will proceed with due diligence, consistent with good business judgment, with those Development activities judged by BioMedicines as desirable or necessary to achieve registration, at least for the United States of America and/or within the European Union, including the activities described in the Clinical Development Plan, without limiting the generality of the foregoing, as soon as reasonably possible.

It is understood, however, that not all of the countries in the Territory will necessarily be subject to Development activities during the course of pursuing the first marketing approval.

3.4                               Need for Approval of Regulatory Authorities.  Schering acknowledges that approval by or the consent of regulatory authorities may be necessary prior to the

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commencement of any clinical development activities by BioMedicines, Affiliates or Sublicensees.  Both Schering and BioMedicines acknowledge that there is no guarantee that such approval or consent will be granted.  Accordingly, while development plans, protocols, protocol outlines, and the like will be provided in good faith to Schering by BioMedicines, such plans or proposals must be viewed as subject to modification subject always to Sections 3.2.2 and 3.2.3 and 3.2.5 above.  It is expected, however, that BioMedicines will make reasonable and good faith efforts to provide development plans, protocols, protocol outlines, and the like that could reasonably be expected to be approved by the regulatory authorities.

3.5                               Development Costs.  Development Costs will be paid by BioMedicines unless otherwise agreed by both Schering and BioMedicines.  Development Costs will be reported periodically during regular JDC meetings, and at any rate in the semi-annual reports to be provided by BioMedicines to Schering pursuant to Section 3.2.6 above

4.                                      CMC DEVELOPMENT

4.1                               Planning.  Schering and BioMedicines have agreed upon a preliminary CMC development plan (“Preliminary CMC Development Plan,” Appendix C) which sets out the next steps to be taken in CMC Development in order to continue Development with the goal of obtaining approval of the Licensed Product in the Territory.

A more detailed CMC plan (“CMC Plan”) will be devised jointly by Schering and BioMedicines in the context of the JDC within four (4) months after the Effective Date.  The purpose of the CMC Plan will be to identify those steps necessary or desirable for subsequent Development and necessary or desirable to obtain approval of the Licensed Product in the Territory.  The CMC Plan may be modified from time to time as agreed by the JDC as further described above.

4.2                               Improvements to Manufacturing.  Schering and BioMedicines also agree to discuss possible improvements to manufacturing and further agree to incorporate plans, if judged appropriate, for such possible improvements into the CMC Plan referred to in Section 4.1 above.  In the event that BioMedicines wishes Schering to develop or implement a different or improved synthesis for the manufacture of the Licensed Product and Schering agrees, all activities related to the development, scale-up, and validation of an improved synthesis would be conducted at the expense of BioMedicines, and would constitute CMC Development and the costs would be included as a part of CMC Costs.

4.3                               New Patents Related to Manufacturing.  Any new patent applications resulting from the activities referred to in Section 4.2 above will be filed by Schering and any patents that issue will be jointly owned by Schering and BioMedicines.  Such patent applications and patents will be maintained in the same way as Patent Rights pursuant to Section 9 of this Agreement.

4.4                               Existing Drug Substance.  Schering will utilise up to three hundred twenty (320) kilograms (kg) of micronized Atamestane (currently suitable for final formulation and packaging) and up to three hundred seventy (370) kg of pure, unmicronized Atamestane (which will require further processing) to produce Atamestane drug product for use in clinical testing (otherwise known within Schering as a “Clinical Service Form”) of the drug.  Such drug supplies

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may not be sold by BioMedicines and will be utilised by BioMedicines only for preclinical and clinical studies.  There will be no charge to BioMedicines for the provision of this maximum of six hundred ninety kilograms (690 kg) Atamestane drug substance itself.  However, any reasonable costs incurred by Schering in re-testing or releasing Atamestane drug substance, and any costs of any further micronization required, will constitute CMC Costs to be reimbursed by BioMedicines in accordance with Section 4.7 below.  If BioMedicines requires further quantities of Atamestane drug substance Schering will use all reasonable efforts to produce such further quantities and the terms of this Section 4.4 will apply.

4.5                               Initial Drug Product.  Using the initial drug substance provided by Schering pursuant to Section 4.4 above, Schering or a Schering Affiliate will also supply BioMedicines, as and when reasonably requested by BioMedicines and where amounts and timing are agreed upon in the JDC but subject always to a notice period of at least 6 months, with tested, released and packaged one hundred (100) mg tablets produced in accordance with the current manufacturing process in use at the Effective Date at Schering.  If Schering or a Schering Affiliate is unable or unwilling to produce such Initial Drug Product, Schering may sub-contract the production of such Initial Drug Product to a third party subject to the consent of BioMedicines such consent not to be unreasonably withheld.  {In this case, “100 mg” is understood to be the amount of active Atamestane drug substance in the tablets exclusive of excipients.} In the event that Schering is manufacturing initial drug product, costs for manufacturing these tablets from drug substance will be the Actual Manufacturing Costs to Schering and will be paid by BioMedicines in accordance with Section 4.7 below Such costs are subject to verification according to the principles of Section 8.10 of this Agreement.

In the event that Schering does not, within the notice period referred to in the preceding paragraph, elect to manufacture or have manufactured the initial drug product required by BioMedicines, BioMedicines may obtain such initial drug product from a third party subject to Schering’s consent, such consent not to be unreasonably withheld.

In the event that such a third party is manufacturing initial drug product for BioMedicines, the terms of the agreement governing the third party activities will be the subject of joint approval by Schering and BioMedicines.  The costs related to said jointly approved third party sub-contractor activities will be paid by BioMedicines and will be included in CMC Costs.

Schering and BioMedicines also agree that periodic on-site monitoring of the activities of the third party sub-contractor by BioMedicines or a designated BioMedicines representative (with or without a Schering representative at the discretion of Schering) will be accommodated in all instances.

4.6                               Costs of CMC Development Costs  Schering agrees that the costs of CMC Development, where such costs are within the reasonable control of Schering, will be the minimum reasonably necessary to accomplish the CMC Plan and related Manufacturing Plan.  Both Schering and BioMedicines acknowledge, however, that certain developmental expenditures related to changes in manufacturing scale, from pilot plant to commercial plant, will be necessary.  CMC Development Costs as related specifically to Licensed Product Development and Approval shall be paid by BioMedicines and shall also be reported periodically during the course of JDC meetings.

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4.7                               Reimbursement of Schering.  Schering shall invoice BioMedicines on a monthly basis for CMC Costs incurred by Schering in the month preceding the month of invoice.  Such CMC Costs will be payable by BioMedicines within 60 (sixty) days of the end of the month in which the invoice is sent.  This procedure will also apply to Actual Manufacturing Costs incurred by Schering and payable by BioMedicines prior to the date of exercise by Schering of its manufacturing option pursuant to Section 5 below

5.                                      SCHERING MANUFACTURING OPTION

In addition to the rights and obligations of Schering in respect of initial drug substance and drug product described in Section 4 above.  Schering will have the option to manufacture or have manufactured all of BioMedicines’ requirements of drug substance and drug product for Licensed Product as described below.

5.1                               Drug Substance Option.  Schering will have the option to manufacture or have manufactured amounts of Licensed Product drug substance necessary or useful in the development and/or commercialisation of Licensed Product, such option to be exercisable within one (1) month after Schering has been notified in writing of a decision by BioMedicines to manufacture the first Registration Batch of drug substance for the Licensed Product, such decision to be consistent with the Development Plan and the CMC Plan and such notification to be at least six (6) months in advance of the reasonably projected start date for such manufacture the avoidance of doubt, it is hereby expressly agreed.  This option applies to drug substance required for manufacture of the first Registration Batch and for subsequent development and commercialization of Licensed Product.  The manufacture of drug substance for use in development prior to the manufacture of the first Registration Batch is covered by the terms of Section 4 of this Agreement.

5.2                               Drug Product Option.  Schering will have the option to manufacture or have manufactured amounts of Licensed Product drug product necessary or useful in the development and or commercialization of Licensed product, such option to be exercisable within one (1) month after Schering has been notified of a decision by BioMedicines to manufacture the first Registration Batch of drug substance for the Licensed Product, such decision to be consistent with the Development Plan and the CMC Plan and such notification to be at least six (6) months in advance of the reasonably projected start date for such manufacture.  This option applies to drug product required for manufacture of the first Registration Batch and for subsequent development and commercialization of Licensed Product.  The manufacture of drug product for use in Development prior to the manufacture of the first Registration Batch is covered by the terms of Section 4 of this Agreement.

5.2.1                     Placebo Tablets.  If Schering or a Schering Affiliate has exercised the manufacturing option for drug product pursuant to Section 5.2 above, then Schering also agrees to supply (or will obligate its Affiliate to supply) matching placebo tablets as required to support the Development Plan.  “Matching placebo tablets” is understood to mean tablets that do not contain the active ingredient Atamestane but are otherwise identical in size, shape and other qualities and that contain the same excipients in approximately the same proportions as are found in Atamestane-containing tablets.

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5.3                               Payments by BioMedicines to Schering for Manufacturing.  If Schering exercises one or more of its manufacturing options according to Sections 5.1 or 5.2 above, Schering will manufacture such drug substance or drug product for BioMedicines.  For drug substance or drug product supplied for development purposes after exercise by Schering of the Manufacturing Option BioMedicines will pay to Schering 120% of Schering’s Actual Manufacturing Costs.  During commercialisation by BioMedicines, Schering may also recover additional, administrative costs of 5% of Schering’s Actual Manufacturing Costs.  If a third party, rather than Schering or a Schering Affiliate, is performing such manufacturing services, Schering shall not be entitled to recover such administrative costs.  Such Costs are payable by BioMedicines in accordance with Section 5.10 below and subject to verification according to the principles of Section 8.10 of this Agreement.

Current good faith estimates for the cost of manufacturing drug substance by various synthetic routes and for formulating and manufacturing drug product appear in Appendix C. Both Schering and BioMedicines acknowledge that these estimates are made in good faith by Schering to BioMedicines on the basis of existing information and are subject to change.

5.4                               Manufacturing Data.  Appropriate data regarding chemistry, manufacturing, controls, stability, and the like, necessary or useful in supporting development of Licensed Product will be obtained by Schering during all manufacturing activities conducted by Schering.  These data will be made available in a timely manner to BioMedicines as required to support development, registration and/or commercialisation of Licensed Product in accordance with the Development Plan and the CMC Plan but will remain at all times the exclusive property of Schering, subject, however, to the rights granted to BioMedicines hereunder.

5.5                               Schering Compliance with Good Manufacturing Practices.  Schering will conduct, or will obligate an Affiliate to conduct, all manufacturing activities described herein in accordance with Good Manufacturing Practices as defined in the Agreement.  Appropriate documentation will be maintained and provided to BioMedicines as required or otherwise reasonably requested in order to facilitate development, registration, and commercialisation of Licensed Product.

5.6                               BioMedicines Manufacturing.  Even if Schering does not exercise its manufacturing option(s) per Sections 5.1 or 5.2 or has declined to manufacture otherwise supply requested drug substance in support of Licensed Product Development, Schering agrees to cooperate with, and to work in good faith with, BioMedicines to facilitate third party manufacturing such that the original manufacturing timelines remain reasonably intact.

5.6.1                     When Schering or an Affiliate manufactures raw materials or intermediates used in the manufacture of Atamestane or Licensed Product such cooperation will include, but will not be limited to, providing good faith and fairly priced access (taking into account Schering’s costs) to raw materials or to chemical intermediates, made by Schering or by an Affiliate of Schering, that are necessary or useful in the manufacture of Licensed Product.

5.6.2                     When Schering or an Affiliate does not manufacture useful raw materials or intermediates used in the manufacture of Atamestane or Licensed Product but such raw materials or intermediates are otherwise purchased or obtained by Schering from a third party for

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Schering’s own use, then Schering shall use reasonable efforts to have such materials or intermediates provided to BioMedicines at the same price as paid by Schering (“raw materials price”).  However, BioMedicines shall also pay an additional sum to Schering which shall be an administrative fee of five percent (5%) of said raw materials price.

In addition, such cooperation between Schering and BioMedicines will include making available promptly to BioMedicines, or to a third party(-ies) acting at the behest of BioMedicines and approved by Schering, such approval not to be unreasonably withheld, necessary or useful manufacturing methods and data, subject to appropriate undertakings of confidentiality by said third party(-ies).

Schering also agrees to take no action that is designed to create any impediment to manufacturing Licensed Product whether by BioMedicines or by a third party on behalf of BioMedicines in accordance with the terms of this Agreement.  If any action by Schering or an Affiliate inadvertently creates an impediment to such manufacture by BioMedicines or a third party, Schering and BioMedicines agree to negotiate promptly and in good faith to endeavour to eliminate such impediment within a reasonable period of time so as not to prejudice ongoing manufacturing activities.

5.7                               BioMedicines Compliance with Good Manufacturing Practices.  In the event that Schering has exercised one of its marketing options as described below and BioMedicines is responsible for manufacturing either Atamestane drug substance or drug product, BioMedicines will conduct, or will obligate an Affiliate or other third party vendor of such services to conduct, all manufacturing activities described otherwise herein in accordance with the mutually agreed Good Manufacturing Practices standards defined in the Agreement.  Appropriate documentation will be maintained and provided to Schering as reasonably required or otherwise reasonably requested specifically in order to facilitate development, registration, and commercialisation of Licensed Product for use within the Field.

5.8                               No Intended Surrender of Commercial Rights to a Third Party.  In the event that Schering does not exercise its manufacturing option for either drug substance or drug product BioMedicines shall be free to obtain drug substance and/or drug product from a third party subject to Schering’s prior written consent, such consent not to be unreasonably withheld.  Schering’s refusal to perform process development work related to Manufacturing Improvements described in Section 4.2 shall not constitute a waiver of its option to supply drug substance and/or drug product for commercial purposes.  BioMedicines shall not be entitled to sub-contract the manufacture of commercial drug substance, or drug product, manufacturing rights to any party until such time as Schering has waived its option(s) according to the terms of this Agreement or the time for exercise of these options has expired per Section 5.1 or 5.2 respectively, and then only subject to appropriate confidentiality and use restrictions.  Should Schering exercise its manufacturing option for drug substance or drug product hereunder, having declined to manufacture Initial Drug Product pursuant to Section 4.5 above, Schering agrees to assume full financial responsibility for the costs of resuming such manufacturing activities, including such costs as may be incurred by BioMedicines in discontinuing manufacturing activities, whether such activities are or have been conducted by BioMedicines or by a third party, provided that BioMedicines agrees that such costs, where they are under the reasonable

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control of BioMedicines, will be the minimum reasonably necessary to achieve such discontinuance.

5.9                               Schering Marketing Without Manufacturing.  If Schering has exercised any of its marketing options as provided for in Sections 6.1 and 6.2 below and is not manufacturing Atamestane drug substance or is not manufacturing Atamestane drug product and BioMedicines is manufacturing Atamestane drug substance and/or drug product, then BioMedicines will supply Atamestane drug substance and/or drug product to Schering, and Schering will pay BioMedicines at one hundred twenty percent (120%) of BioMedicines’ Actual Manufacturing Costs.  However, rather than one hundred twenty percent (120%), Schering shall be obligated to pay BioMedicines one hundred percent (100%) of that portion of BioMedicines’ Actual Manufacturing Costs that are directly attributable to purchases of goods or services by BioMedicines from Schering (or from a Schering Affiliate) during the course of BioMedicines’ manufacturing activities, plus a five percent (5%) administrative fee.  Such administrative fee shall be calculated on the basis of the purchases of such goods and services by BioMedicines from Schering.  Such Costs are subject to verification according to the principles of Section 8.10.

5.10                        Reimbursement of Actual Manufacturing Costs.  Schering shall invoice BioMedicines in the month following the month in which any drug substance or drug product has been supplied pursuant to an order from BioMedicines.  Such payments will be made by BioMedicines within 60 (sixty) days of the end of the month in which the invoice is received by BioMedicines.

Where Schering exercises one or both of its Manufacturing Options pursuant to this Section 5 but does not exercise all of its Marketing Options pursuant to Section 6 below, the parties shall, within three (3) months following an NDA filing or equivalent agree upon procedures for forecasting, order and supply of drug substance and/or drug product from Schering to BioMedicines hereunder.

6.                                      MARKETING AND MARKETING OPTIONS

6.1                               Schering Option in the Non-US Territory.  Schering has an option to obtain exclusive marketing rights in the Territory outside the United States (hereinafter the “Non-US Territory”), such option to be exercisable at any time by notice in writing prior to the expiry of ninety (90) days after receipt by Schering of

(i) the final, audited report of the first Phase III Study carried out by BioMedicines for the first clinical indication of the Licensed Product specified in the Development Plan (hereinafter the “First Clinical Indication”); and

(ii) all available clinical or statistical information newly generated by BioMedicines (including, without limitation, all raw data) Schering may reasonably require to evaluate whether to exercise its option hereunder.  The costs of making available (but not of generating) such clinical information shall be borne exclusively by Schering.

It is understood by both Schering and BioMedicines that the ninety day period will only start to run at such time as Schering has received from BioMedicines both the report referred to in (i) above and all of the information referred to in (ii) above.

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Alternatively, Schering may, at its sole discretion, decide to forego such rights prior to the point in time specified immediately above.

6.1.1                     Schering Exercise of Option.  In the event that Schering decides to exercise such rights in the Non-US Territory, Schering will promptly inform BioMedicines in writing of this decision and Schering shall thenceforth be responsible for completion and full funding of Development in the Non-US Territory.  Schering and BioMedicines agree to work diligently to complete the registration of Licensed Product in the Non-US Territory as soon as practicable.  It is expected, however, that BioMedicines will compile the final regulatory dossier(s) for purposes of seeking such marketing approval(s) although Schering shall be free to assume this responsibility.  Once Schering has exercised its option hereunder, no decisions on development in the Non-US Territory may be made without the consent of Schering.

In the event that Schering does exercise its option for the Non-US Territory, then, within twelve (12) months following the first approval to commercialise Licensed Product in the Non-US Territory, Schering shall be obligated to inform BioMedicines in writing of Schering’s intentions regarding planned registrations in all countries in the Non-US Territory.

For the avoidance of doubt, it is hereby agreed that BioMedicines’ sole remedy, in the event of any failure by Schering to pursue Development or commercialization in any country of the non-US Territory, will be the right to convert Schering’s rights from exclusive to non-exclusive pursuant to Section 6.5.1 of this Agreement.

6.1.2                     Report on Development Costs.  Within 60 days of exercise by Schering of the Marketing Option for the Non-US Territory, BioMedicines will provide to Schering a written report detailing:

(i)                                    all CMC Costs and Development Costs properly incurred and paid by BioMedicines, and assignable to the Non-US Territory pursuant to Section 6.1.4 (c) below, up to the date of exercise by Schering of the Marketing Option for the Non-US Territory;

(ii)                                all CMC Costs and Development Costs properly incurred and not yet paid by BioMedicines, and assignable to the Non-US Territory pursuant to Section 6.1.4(c) below, up to the date of exercise by Schering of the Marketing Option for the Non-US-Territory, listing the dates on which such incurred costs will become payable,

(iii)                            an allocation of the CMC Costs and Development Costs described in sub-sections (i) and (ii) above between those costs incurred for the First Clinical Indication and all other clinical indications, such allocation to be made in accordance with the provisions of Section 6.1.4 below

(iv)                               all financial and supporting data reasonably required by Schering to verify such CMC Costs and Development Costs which BioMedicines is required to collect in accordance with Sections 6.1.4 and 8.10 below.

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6.1.3                     Payment of Development Costs.

(i)                                    Within 60 days of receipt by Schering of all of the information required pursuant to Section 6.1.2. above, Schering shall pay to BioMedicines 100% of the CMC costs and Development Costs described in Section 6.1.2 (i) above.

(ii)                                As and when the CMC Costs and Development Costs described in Section 6.1.2 (ii) fall due and are paid by BioMedicines, BioMedicines shall notify Schering in writing that BioMedicines has made such payments and Schering will reimburse 100 % of such payments to BioMedicines in each case within 60 days of receipt of such notice.

(iii)                            Within 60 days of grant of regulatory approval to market the Licensed Product in a Major Market in the Non-US Territory for the First Clinical Indication, Schering will pay to BioMedicines an additional sum (hereinafter the “Risk Premium”) equal to 50% of that part of the CMC Costs and Development Costs paid or payable pursuant to subsections 6.1.3(i) and (ii) above which is allocated to the First Clinical Indication in accordance with subsection 6.1.2(iii) above.

(iv)                               Within 60 days of grant of regulatory approval to market the Licensed Product for any clinical indication other than the First Clinical Indication in a Major Market in the Non-US Territory, Schering will pay to BioMedicines a Risk Premium equal to 75% of that part of the CMC Costs and Development costs paid or payable pursuant to Sub-sections 6.1.3(i) and (ii) above which has not been allocated to the First Clinical Indication in accordance with sub-section 6.1.2

(v)                                   All Development Costs and CMC Costs incurred by BioMedicines after the date of exercise by Schering of its Marketing Option in the Non-US Territory will be incurred only with the prior consent of Schering.  Such costs will be fully reimbursed by Schering (without any Risk Premium) within 60 days of notification.

6.1.4                     Calculation of Development Costs.

Without prejudice to the general provisions of this agreement the following principles will apply to the calculation of Development Costs and CMC Costs and their reimbursement under this Section 6.

a)                                      BioMedicines will maintain a project-specific cost accounting system maintained according to Accounting Standards and subject to verification according to Section 8.10

b)                                      The Licensed Product project will have its own independent cost center.  The Licensed Product cost center reports will be provided to Schering on a regular basis as part of BioMedicines’ routine reporting of Development activities as otherwise described in the Agreement.  Such cost center reports will be provided only as long as Schering has a potential obligation to pay any sum related to BioMedicines’ CMC Costs or Development Costs or both.

c)                                      for the purposes of Section 6.1.3 above, only one-half (50%) of CMC Costs and Development Costs (in whatever country contractually obligated or incurred) will be

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assignable to the Non-US Territory, and the remaining one half (50%) will be assignable to the United States.

d)                                      As part of the project-specific cost accounting referred to in Section 6.1.4(a) above, BioMedicines will allocate all CMC Costs and Development Costs incurred specifically in the Development of the Licensed Product for the First Clinical Indication to one account and all CMC Costs and Development Costs incurred specifically for other clinical indications will be allocated to another account.  Where CMC Costs or Development Costs have not been incurred specifically in the development of the Licensed Product for a specific indication, such CMC Costs and Development Costs will be allocated to the account specified for the First Clinical Indication.

e)                                      CMC Costs and Development Costs incurred but not yet paid by BioMedicines at the date of exercise by Schering of the Marketing Option for the Non-US Territory may only be included in Section 6.1.2(ii) as properly incurred costs if:

(i)                                    BioMedicines is, at the date on which Schering exercises its option, contractually committed to paying the costs in question; and

(ii)                                BioMedicines has acted reasonably, and consistently with the usual practice in the pharmaceutical industry, in committing itself contractually in advance to such CMC Costs or Development Costs;

6.1.5                     Schering Decision Not to Exercise Its Option.  If Schering decides to forego such rights for the Non-US Territory, before the date on which Schering’s option expires Schering will promptly inform BioMedicines in writing of such decision.  If Schering has so informed BioMedicines or if the period described in Section 6.1 above expires without exercise by Schering of its Marketing Option and BioMedicines is in compliance with the terms of this Agreement, then exclusive marketing rights in the Non-US Territory will pass immediately thereafter to BioMedicines.

In addition, if Schering has not yet exercised its rights, and more than ninety (90) days have passed since Schering has received the Phase III report, then marketing rights will pass immediately thereafter to BioMedicines.

In the event that Schering does forego such rights, or marketing rights otherwise pass to BioMedicines for the portion of the Territory referenced in this subsection, then Schering shall have no obligation to pay BioMedicines any sums related to BioMedicines’ CMC or Development Costs or Risk Premium associated therewith referable to said portion of the Territory.

6.2                               Schering Option in the United States. Schering has an option to obtain co-promotion rights in the United States, such option to be exercisable at any time by notice in writing prior to the expiry of ninety (90) days after receipt by Schering of

(i)                                    the final, audited report of the first Phase (III) Study carried out by BioMedicines for the First Clinical Indication; and

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(ii)                                all available clinical or statistical information newly generated by BioMedicines (including, without limitation, all raw data) Schering may reasonably require to evaluate whether to exercise its option hereunder.  The costs of making available (but not of generating) such clinical information shall be borne exclusively by Schering.

It is understood by both Schering and BioMedicines that the 90 day period will only start to run at such time as Schering has received from BioMedicines both the report referred to in (i) above and all information referred to in (ii) above.

Otherwise, the terms, conditions, limitations, guidelines and timing are the same as those described in Section 6.1 above.  Further duties of both parties with regard to Schering’s exercise of its co-promotion rights, and BioMedicines rights and responsibilities, are described in Section 6.3 below.

6.3                               Other Rights and Obligations.

6.3.1                     Schering Exercises Its Rights.

6.3.1.1           Both Inside and Outside the United States. In the event that Schering exercises both its marketing and its co-promotion rights as described in Sections 6.1 and 6.2 above, and unless otherwise subsequently agreed, Schering will have the right to decide all Development and CMC Development activities and to revise the Development Plan and CMC Development Plan in its sole discretion.  Such rights could include, for example, the initiation of new clinical trials or the cancellation of ongoing studies.  Schering agrees, however, to assume full financial responsibility for such decisions and such CMC Development or other Development activities.

6.3.1.2           Either Inside or Outside the United States But Not Both.  In the event, however, that Schering exercises its rights in only a portion of the Territory as described herein, then Schering and BioMedicines will negotiate in good faith subsequent development activity and any revisions to the CMC Plan and/or to the Development Plan.

6.3.1.3           Exclusive United States Rights.  In the event that Schering exercises its rights with respect to the United States (with or without any other part of the Territory), BioMedicines may also, at BioMedicines sole option, allow Schering to exercise exclusive commercialisation rights in the United States, in which case the rights and obligations of BioMedicines and Schering shall be those described herein that apply when Schering alone is marketing Licensed Product.

6.4                               Development After Exercise of an Option.  Should Schering exercise one or more of its marketing options and then elect to continue any Developmental or CMC Development activity that BioMedicines does not otherwise approve, such Development or CMC Development activity will be conducted by and at the sole expense of Schering.  The results of such CMC Development or other Development activities will be the sole property of Schering and may not be used by BioMedicines for any purpose without the prior written consent of Schering.  Specifically, use of such results by BioMedicines for marketing or for commercial purposes is forbidden unless otherwise approved by Schering.

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Should BioMedicines elect to continue any developmental activity that Schering does not approve, such activity will be conducted at the sole expense of BioMedicines.  The results of such activities will be the sole property of BioMedicines and may not be used by Schering for any purpose without the prior written consent of BioMedicines.  Specifically, use of such results by Schering for marketing or commercial purposes is forbidden unless otherwise approved by BioMedicines.

Schering and BioMedicines further agree to provide sufficient information to the other party regarding these and other developmental activities to facilitate full and appropriate compliance with regulatory laws, guidelines, and the like.  However, the provision of information to the receiving party regarding developmental activities that are not mutually and jointly approved shall not constitute a license or permission to utilise such information in any manner other than for purposes of regulatory reporting.

6.4.1                     Schering Does Not Exercise Its Rights.  If Schering does not exercise either or both of the above marketing options as described in Sections 6.1 and 6.2, then BioMedicines may, in its sole judgment, continue the development, registration and commercialisation of Licensed Product in accordance with this and other provisions of the Agreement, provided however that if BioMedicines fails to diligently pursue development or commercialization then Schering may convert BioMedicines’ license from exclusive to non-exclusive and may sub-license the Licensed Product to a third party with ensuing royalties being shared 50:50 between Schering and BioMedicines.

In the event that Schering does not exercise its option outside the United States, then BioMedicines shall be obligated to inform Schering in writing of BioMedicines’ intentions regarding planned registrations in all countries of this portion of the Territory within twelve (12) months following the first approval for marketing of Licensed Product in said portion of the Territory.

6.5                               Failure to Pursue Commercialisation.

6.5.1                     By Schering.  If Schering exercises its marketing rights per Section 6.1, or exercises its co-promotion rights per Section 6.2,, Schering shall pursue regulatory approvals and marketing with all due diligence, i.e. Schering shall use the same diligence as it applies to its other proprietary products of similar potential.  Schering further agrees to inform BioMedicines on a regular basis, and in any event at least semi-annually, of the status of achieving approvals in the countries of the Territory.

If after exercising its rights per Section 6.1 or Section 6.2 Schering fails without reasonable cause to pursue diligently regulatory approvals of Licensed Product in a country in the Territory, or fails to market the Licensed Product at least one year after registration and price approval in a country, then, at the sole discretion of BioMedicines, Schering’s rights will be converted from exclusive to non-exclusive with royalties from any sub-license being split 50:50 between Schering and BioMedicines.  Schering and BioMedicines agree that the conversion of Schering’s rights from exclusive to non-exclusive shall be the sole remedy available to BioMedicines for any failure by Schering to develop or commercialize the Licensed Product in any country.

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In the event that neither Schering nor BioMedicines decides to actively pursue registration or marketing in any country, then Schering and BioMedicines agree to discuss promptly and to decide whether to effect, on mutually agreeable terms, a sublicense to a third party in said country.  Royalties shall still be due to the appropriate party.

6.6                               Sublicensing by BioMedicines.

6.6.1                     Except for the United States of America.  If Schering does not exercise or otherwise waives or foregoes the option described in Section 6.1, then BioMedicines is free to sublicense the Licensed Product in the Territory outside the United States of America, with the consent of Schering, such consent not to be unreasonably denied.  Such sub-license will not relieve BioMedicines of its obligations to Schering under this Agreement.

6.6.2                     For the United States of America.  If Schering does not exercise or otherwise waives or foregoes the option described in Section 6.2, then BioMedicines is free to sublicense the Licensed Product in the United States of America, with the consent of Schering, such consent not to be unreasonably withheld.  Such sub-license will not relieve BioMedicines of its obligations to Schering under this Agreement

6.7                               Sub-Licensing by Schering.  Schering shall be free to sub-license any rights granted to it by BioMedicines under this Agreement but such sub-license will not relieve Schering of its obligations to BioMedicines under this Agreement.

7.                                      POTENTIAL COMPETITION FOR LICENSED PRODUCT

7.1                               Interests of Both Parties.  Schering acknowledges that BioMedicines has the exclusive right to Licensed Product within the Field subject to the terms of this Agreement.  BioMedicines acknowledges that Schering has all rights to Atamestane and Licensed Product outside the Field Schering further acknowledges, however, that Schering is obligated, in connection with the development or commercialisation of any product containing Atamestane for use outside the Field, to take such appropriate and active measures as are commercially reasonable and permissible under law and regulatory obligations to discourage or prevent the use of such product within the Field and to discourage or prevent the sale of such product for use within the Field.

7.2                               Protection of Interests.  To protect these interests, Schering and BioMedicines agree that, as long as BioMedicines is developing or commercialising Licensed Product:

a)                                      Schering will promptly inform BioMedicines of any potential or planned product development activity for a use or uses outside the Field and, unless Schering itself intends to develop exclusively such potential product, will offer first BioMedicines an opportunity to negotiate rights to develop and commercialise the potential product before offering such rights to any other party.

b)                                      If BioMedicines declines to proceed with development of said potential product(s) outside the Field, and Schering, an Affiliate or other third party partner or licensee of Schering does so proceed, then Schering agrees, to the extent commercially reasonable and to the

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extent permissible under law and regulatory obligations, to obligate the appropriate party to take every reasonable step to discourage or prevent “off-label” use within the Field by, at a minimum:

1)                                     utilising a formulation different than any currently described in Know-How or otherwise currently known to Schering or Schering Affiliate(s);

2)                                     utilising a strength that is different than that currently described in Know-How or otherwise then known to Schering or Schering Affiliate(s); and

3)                                     taking other reasonable such steps as may be necessary to minimise the potential for “off-label” use within the Field.

c)                                      if a new product containing Atamestane or containing any substance covered by the claims of Appendix A is introduced by Schering, a Schering Affiliate or by a third party and is used within the Field and competes with a Licensed Product developed by BioMedicines, then Schering and BioMedicines will negotiate in good faith and agree on the additional compensation (if any) to be paid to BioMedicines, in the event that BioMedicines has suffered loss or unrealized gains thereby.

8.                                      INITIAL FEE, MILESTONE AND ROYALTY PAYMENTS

8.1                               Currency.  All payments shall be made in United States dollars ($).  Any currency conversions shall be calculated from end-of-quarter average data reported by the Deutsche Bank, Frankfurt am Main, the “Frankfurt Fixing” or its successor.  The average will be calculated by summing the exchange rates for the final business day of each of the three (3) months in the applicable calendar quarter and dividing by three (3).  Any currency conversion ratios will be extended to three (3) places after the comma (German numeric system) or, equivalently, to three (3) places after the decimal point (American numeric system).

8.1.1                     Form of Payments.  All payments for any purpose by either Schering or BioMedicines (“Payer”) to the other party (a “Recipient”) will be made by the Payer using a wire transfer of funds into an account designated by the Recipient.

8.2                               Initial Fee.  Within sixty (60) days after the Effective Date, BioMedicines shall pay to Schering the sum of [*].

8.3                               Milestones.  BioMedicines shall also pay to Schering the following sums within sixty (60) days of:

a) the successful completion of the first Phase III Study in the Field: [*] where “successful completion” is understood to mean the successful achievement of valid clinical endpoints per the Clinical Development Plan.;

b) first filing of an application with a regulatory authority for marketing approval for either the European Union or for the United States: [*];

c) first grant of marketing approval either for the European Union or for the United States: [*];

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d) on first grant of marketing approval for the European Union but only if Schering has decided not to exercise its marketing rights per Section 6.1 an additional [*];

e) on first grant of approval for the United States but only if Schering has decided not to exercise its co-promotion rights per Section 6.2 an additional [*].

Therefore, the maximal total of milestone payments per this section and the initial fee of the preceding section is [*].

8.4                               Royalty Payments and Other Potential Agreements.

a)                                      If Schering exercises its marketing rights per Section 6.1 then Schering will pay BioMedicines a royalty on Net Sales by Schering, Affiliates or Sublicensees as follows:

1)                                     a baseline royalty of [*] percent [*] on all annual Net Sales

2)                                     a supplemental royalty of [*] percent [*] only on that portion of aggregate annual Net Sales in the Non-US Territory in the range of U.S. [*] dollars [*] to U.S. [*] dollars [*]

3)                                     a supplemental royalty of [*] percent [*] only on that portion of aggregate annual Net Sales in the Non-US Territory in excess of U.S. [*] dollars [*]

b)                                      If Schering exercises its co-promotion rights per Section 6.2, then Schering (or a Schering Affiliate as the case may be) and BioMedicines shall negotiate in good faith, and to execute as soon as practicable, a new co-promotion contract.  This co-promotion agreement will follow the principles of cost- and profit-sharing.  (50:50) BioMedicines may not sub-contract the performance of co-promotion to a third party without Schering’s prior written consent, such consent not to be unreasonably withheld.  Schering will be the “lead partner” in any co-promotion agreement and, therefore, will be responsible for booking sales.

c)                                      In case Schering does not exercise its marketing rights per Section 6.1 or its co-promotion rights per Section 6.2, and the Licensed Product has been commercialised in the respective Territory, then BioMedicines or a BioMedicines Sublicensee or Affiliate, as applicable, will pay Schering a royalty on Net Sales or by as follows:

1)                                     [*] percent [*] on aggregate Net Sales of less than U.S. [*] dollars [*];

2)                                     [*] percent [*] on that portion of aggregate Net Sales, in the territory where BioMedicines is commercializing Licensed Product between U.S. [*] dollars [*];

3)                                     [*] percent [*] on that portion of aggregate Net Sales in the territory where BioMedicines is commercializing Licensed Product in excess of U.S. [*] dollars [*].

8.5                               Potential Reduction in Royalties.  In the absence of patent protection or marketing exclusivity, and in the presence of an approved generic competitor drug, the amount

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of royalties described above shall be reduced by [*] percent [*].  This means, for example, that a royalty due from one party to the other of [*] percent [*] would be reduced to [*] percent [*].

8.6                               BioMedicines Reports Regarding Royalties.  BioMedicines agrees that BioMedicines will continue to be responsible for and will be obligated to deliver to Schering periodic financial reports.  These reports will be consistent with generally accepted accounting principles and in a format consistent with Schering’s internal accounting policies.  The reports will be delivered to Schering within sixty (60) days after the close of each calendar quarter and will show separately for each Licensed Product:

a)                                      Net Sales, categorised by units sold and by total revenue

b)                                      details of the quantities sold in each country; and

c)                                      royalties or other like compensation due pursuant to the Agreement Schering agrees to make available sufficient information regarding its internal accounting policies to facilitate preparation of the required reports.

8.7                               Schering Reports Regarding Royalties.  Schering agrees that any party marketing Licensed Product in the Territory on behalf of Schering (also “Selling Party” for purposes of this Section 8) will be responsible for and will be obligated to deliver to BioMedicines periodic financial reports.  These reports will be consistent with Accounting Standards and in a format consistent with BioMedicines’ internal accounting policies.  The reports will be delivered to BioMedicines within sixty (60) days after the close of each calendar quarter and will show separately for each Licensed Product:

a)                                      Net Sales, categorised by units sold and by total revenue

b)                                      details of the quantities sold in each country; and

c)                                      royalties or other like compensation due pursuant to the Agreement

BioMedicines agrees to make available sufficient information regarding its internal accounting policies to facilitate preparation of the required reports.

8.8                               Timeliness of Payments.  Concurrently with the making of any such financial reports as described above in either Section 8.6 or 8.7, the Selling Party shall pay the amount due on Net Sales during the preceding calendar quarter.  If the Selling Party shall fail to make said payment when due, such party shall have an additional five (5) business days from the date such payment was due to cure such non-payment.

8.9                               Timing and Duration of Royalty Payments.  Royalties shall be paid within sixty (60) days of the end of each calendar quarter from which royalties are due.  For purposes of royalty payments, the end of the calendar quarter shall occur in any year during the months of March, June, September, and December.

The duration of royalties due for sales in any country in the Territory shall be ten years from the date of the launch of Licensed Product in said country.

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8.10                        Financial Records and Verification.

8.10.1              When BioMedicines is selling Licensed Product. BioMedicines, or its Affiliates or Sublicensees as appropriate (a “Selling Party”), shall keep sufficiently complete and accurate records to properly reflect all sales and deductions from Net Sales; and to enable the amounts payable hereunder to be determined.

Upon the written request of Schering, the Selling Party shall permit an independent certified public accounting firm to verify the accuracy of reports and amounts paid to Schering.  This process of verification may apply to either or both of the two most recent fiscal years of the Selling Party.  The accounting firm will be selected by Schering, will be of international standing, and will be otherwise reasonably acceptable to the Selling Party.  The activities of the accounting firm will be paid for solely by Schering except as provided below.

Representatives of the accounting firm will be permitted to have reasonable access, for reasonable periods of time, to certain financial records of the Selling Party.  Such access will be limited to that reasonably necessary for the accounting firm to verify the appropriateness of the payments made previously to Schering.  The accounting firm shall disclose in writing all information gathered to the Selling Party.  In the form of a written report, the accounting firm shall disclose to Schering only whether or not payments made to Schering were reasonably correct and the specific details concerning any purported discrepancies.  No other information shall be shared with Schering.  The accounting firm will provide its report simultaneously to Schering, to BioMedicines, and to the BioMedicines Affiliate or the BioMedicines Sublicensee as appropriate.

If, and only if, the accounting firm concludes that additional royalties or other compensation are definitely owed for the audited period, and the additional amount owed exceeds, in aggregate, three percent (3%) of amount actually paid, then the Selling Party shall take additional actions to remedy this underpayment.  The Selling Party will then:

a)                                      pay all reasonable costs associated with the audit that demonstrated the underpayment (or repay Schering for said audit costs, as appropriate);

b)                                      pay the underpaid amount within thirty (30) days of the date the accounting firm delivered the report to Schering and BioMedicines; and

c)                                      pay interest on the underpaid amount only (The interest rate will be the average prime rate of interest calculated from end-of-quarter data reported by the Deutsche Bank, Frankfurt am Main, utilising data from all quarters since the end of the audited period.)

Should, however, the accounting firm conclude that the Selling Party has overpaid royalties or other compensation to Schering, then Schering shall credit any such overpayment to BioMedicines (or otherwise to a Selling Party as appropriate).  This credit will be applied during the next complete calendar quarter for which payments are due to Schering.

8.10.2              When Schering is Selling Licensed Product. Schering, or its Affiliates or Sublicensees as appropriate (a “Selling Party”), shall keep sufficiently complete and accurate

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records to properly reflect all gross sales and deductions from Net Sales; and to enable the amounts payable hereunder to be determined.

Upon the written request of BioMedicines, the Selling Party shall permit an independent certified public accounting firm to verify the accuracy of reports and amounts paid to BioMedicines.  This process of verification may apply to either or both of the two most recent fiscal years of the Selling Party.  The accounting firm will be selected by BioMedicines, will be of international standing, and will be otherwise reasonably acceptable to the Selling Party.  The activities of the accounting firm will be paid for solely by BioMedicines except as provided below.

Representatives of the accounting firm will be permitted to have reasonable access, for reasonable periods of time, to certain financial records of the Selling Party.  Such access will be limited to that reasonably necessary for the accounting firm to verify the appropriateness of the payments made previously to BioMedicines.  The accounting firm shall disclose in writing all information gathered to the Selling Party.  In the form of a written report, the accounting firm shall disclose to BioMedicines only whether or not payments made to BioMedicines were reasonably correct and the specific details concerning any purported discrepancies.  No other information shall be shared with BioMedicines.  The accounting firm will provide its report simultaneously to BioMedicines, to Schering, and to the BioMedicines Affiliate or BioMedicines Sublicensee as appropriate.

If, and only if, the accounting firm concludes that additional royalties or other compensation are definitely owed for the audited period, and the additional amount owed exceeds, in aggregate, three percent (3%) of amount actually paid, then the Selling Party shall take additional actions to remedy this underpayment.  The Selling Party will then:

a)                                      pay all reasonable costs associated with the audit that demonstrated the underpayment (or repay BioMedicines for said audit costs, as appropriate);

b)                                      pay the underpaid amount within thirty (30) days of the date the accounting firm delivered the report to BioMedicines and Schering; and

c)                                      pay interest on the underpaid amount only (The interest rate will be the average prime rate of interest calculated from end-of-quarter data reported by Citibank, New York, utilising data from all quarters since the end of the audited period.)

Should, however, the accounting firm conclude that the Selling Party has overpaid royalties or other compensation to BioMedicines, then BioMedicines shall credit any such overpayment to Schering (or otherwise to a Selling Party as appropriate).  This credit will be applied during the next complete calendar quarter for which payments are due to BioMedicines.

8.10.3              Costs.  Costs related to Development (Development Costs as herein defined), to CMC Development (CMC Development Costs as herein defined), and other costs related to Manufacturing Improvements or to carrying out the Manufacturing Plan shall all be subject to verification according to the principles and practices described in this Section 8.10.

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8.11                        Taxes.  The Selling Party shall deduct any withholding taxes from the payments due under the Agreement.  Each Selling Party will then pay the withheld amount to the proper tax authorities as required by the laws of the country in the Territory applicable at the date of payment.  All Selling Parties shall use reasonable best efforts to ensure that any withholding taxes imposed and paid are reduced or eliminated as far as possible under the terms of the current or any future “double-taxation” agreement between Germany and the United States of America or between Germany or the United States of America and any other country.

9.                                      INTELLECTUAL PROPERTY AND RELATED MATTERS

9.1                               Maintenance.

a)                                      Schering shall, subject to good business judgment, at its sole cost and expense maintain the Patent Rights in Appendix A.

b)                                      If Schering shall elect not to maintain Patent Rights in any country within the Territory, Schering shall inform BioMedicines in writing at least three (3) months in advance of any action to abandon such maintenance, and BioMedicines shall have the right to assume, at BioMedicines’ sole cost and expense, the maintenance of any Patent Rights abandoned by Schering.  If BioMedicines does assume such maintenance following abandonment by Schering in any country, royalty or other payments, if any, shall be reduced by the cost to BioMedicines of assuming the maintenance of Patent Rights.  If BioMedicines elects not to assume such maintenance or if, having assumed such maintenance, BioMedicines subsequently decides not to continue such maintenance, it must give Schering three months notice in advance and allow Schering, at Schering’s discretion, to assume such maintenance.

c)                                      Maintenance shall include the continuing effort, on the basis of good business judgment, to obtain issued patents where patent applications are pending.

d)                                      Schering shall make information available to BioMedicines on a regular and timely basis to ensure that patent maintenance is facilitated and to provide BioMedicines the opportunity to take any desirable or necessary actions in a timely manner.

9.2                               Patent Term Extension or Equivalent.

a)                                      In the event an extension of a patent(s) is available, the company that is then responsible for maintaining said patent shall have the right to designate the patent or patents for which such extension will be applied.

b)                                      If the responsible company (Schering or BioMedicines as the case may be) shall elect not to extend Patent Rights in any country within the Territory, then the other company (BioMedicines or Schering, respectively) shall have the right to extend, at its sole cost and expense, any Patent Rights not otherwise extended.  If one company does assume such maintenance following abandonment by the other in any country, royalty or other payments, if any, shall be reduced by the cost of assuming such responsibilities.  If one company elects not to extend such rights or, having elected to extend, decides to abandon such rights, that company shall provide the other company with at least three months written notice in advance and allow the other company to execute such extension.

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9.3                               Notification Regarding Infringement.  Each of the Parties shall notify the other promptly in the event that it becomes aware of any:

a)                                      alleged infringement of the Patent Rights by a third party and of any available evidence thereof; or

b)                                      alleged infringement of patent rights of third parties specifically related to the matters described elsewhere in this Agreement.

9.4                               Litigation.

a)                                      The company having patent maintenance rights agrees, subject to good business judgment, to prosecute and/or defend Patent Rights against challenge or infringement by any third party or parties.

b)                                      In the event that Schering shall elect not to defend Patent Rights against challenge or infringement, BioMedicines, its Affiliates or Sublicensees, may prosecute and/or defend any infringement and/or challenge to the Patent Rights.

c)                                      In addition, in the event that Schering has not exercised or has abandoned its marketing options in any portion of the Territory, then BioMedicines shall have the first right to prosecute and/or defend Patent Rights against challenge or infringement by any third party or parties.

d)                                      In any infringement suit BioMedicines, its Affiliates or Sublicensees may institute to enforce the Patent Rights pursuant to the Agreement, or in any suit brought by a third party in which BioMedicines, its Affiliates or Sublicensees is defending the Patent Rights, Schering shall cooperate in all reasonable respects and, to the extent practicable, have its employees and, if practicable, former employees, testify when requested.  Schering will also make available relevant records, papers, information, samples, specimens and the like.  Schering will obligate its own Affiliates to cooperate in a similar manner.

9.5                               Payments and Patent Litigation.  If BioMedicines, its Affiliates or Sublicensees, shall undertake the enforcement or defense by litigation of the Patent Rights in any country in the Territory, any royalties on Net Sales in such country or related milestone payments may be withheld.  Such withholding may be applied only toward the reimbursement of expenses, including reasonable attorney’s fees and related costs.  Such withholding shall not, however, exceed fifty percent (50%) of the amount that would otherwise have been due to Schering.  If such withheld sums are specifically recovered, however, from an offending third party, then the withheld sum will be remitted to Schering.  The remission will occur within sixty (60) days of said recovery.  No interest shall be paid on such sums.

9.6                               Other Intellectual Property.  Trademarks, service marks, and tradenames, or any applications pertaining thereto, as shall be selected, chosen, created or developed by BioMedicines, its Affiliates or Sublicensees shall be the exclusive property of BioMedicines, its Affiliates or Sublicensees, as appropriate.

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Any new invention within the Field made by and paid for BioMedicines, a BioMedicines Affiliate or Sublicensee and which is not based on Schering Know-How shall be the property of BioMedicines but shall be promptly disclosed to Schering.

Any new invention within the Field made by and paid for by Schering or by a Schering Affiliate shall be the property of Schering or the Affiliate as appropriate but shall be promptly disclosed to BioMedicines.

Any new invention within the Field made by BioMedicines or by a BioMedicines Affiliate or made by Schering or a Schering Affiliate, but which is paid for by the other, i.e., Schering or BioMedicines, respectively, shall be fully disclosed to both Schering and BioMedicines.  Said new invention shall be jointly owned by both Schering and BioMedicines.  Any such new invention shall be added to Appendix A and the terms of the Agreement shall govern.

Notwithstanding the foregoing, however, Schering and BioMedicines will then negotiate in good faith regarding the subsequent use and disposition of any such new invention made by either party or the Affiliates or Sublicensees thereof.

9.7                               Other Patent-Related Matters.  Should any payments be due to current or former employees of Schering or a Schering Affiliate because of successful commercialisation of Licensed Product, Schering or the Schering Affiliates, as appropriate, shall be solely responsible for making said payments to current or former employees.

10.                               REPRESENTATIONS AND WARRANTIES

10.1                        Freedom to Execute Agreement.  Each of Schering and BioMedicines represent and warrant to the other that:

a)                                      it is free to enter into the Agreement and has the full right and authority to do so;

b)                                      it has taken all corporate action necessary to authorise the execution and delivery of the Agreement and the performance of its obligations under the Agreement;

c)                                      it is not aware of any impediment that would inhibit its ability to perform in all material respects its obligations under the Agreement; and

d)                                      the execution, delivery and performance of the Agreement will not violate any provision of, conflict with or result in any breach of any of the terms of, or constitute a default under either party’s:

e)                                      respective certificate of incorporation or by-laws;

f)                                        a material indenture, lease, any other agreement or material instrument;

g)                                     an applicable decree, judgment or order; or

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h)                                     any applicable law, statute, rule or regulation.

10.2                        Patent Rights.  Schering hereby represents and warrants to BioMedicines that:

a)                                      it is the legal assignee of the Patent Rights covered by the Agreement;

b)                                      the patents and patent applications listed in Appendix A include all of those currently related in any manner to the synthesis, analysis, manufacturing or use of Licensed Product;

c)                                      it has the full legal power to convey the rights granted to BioMedicines in the Agreement;

d)                                      it has no knowledge of any facts which would rebut the presumption of validity accorded any issued patents within the Patent Rights;

e)                                      it has disclosed to the United States Patent and Trademark Office, or to other similar offices in other countries, all information “material to patentability,” as such is defined in 37 C.F.R. §1.56;

f)                                        it has no knowledge of any adverse claims to the Patent Rights;

g)                                     all patent applications included in the Patent Rights are pending and have not been abandoned and are enforceable as of the Effective Date pursuant to a valid assignment;

h)                                     to its best knowledge and belief, as of the Effective Date, there is no asserted or unasserted claim or demand which may be enforced against any of the Patent Rights;

i)                                        to its best knowledge and belief, on the Effective Date the practice of any processes and/or products disclosed in the Patent Rights do not infringe upon any third party patents; and, in addition, that

j)                                        Schering has not entered into, and will not enter into, any agreement with any other party which is in conflict with the rights granted to BioMedicines pursuant to the Agreement.

10.3                        Know-How.  Schering hereby represents and warrants to BioMedicines that Know-How and related information now in the possession of Schering or a Schering Affiliate and subsequently provided to BioMedicines by Schering or its Affiliates or Sublicensees is, to the best of its knowledge, materially complete and accurate.  Schering also represents and warrants that no materially important Know-How or related information previously in the possession of Schering or a Schering Affiliate has been deliberately destroyed.  In the event that application to a third party is necessary to ensure that the Know-How or information to be provided to BioMedicines is materially complete and accurate, then Schering represents and warrants that it will take all reasonable actions which are necessary or desirable to ensure such material completeness and accuracy.  Schering also represents and warrants that information required to be obtained under conditions of United States Code of Federal Regulations Good Laboratory Practices, Good Manufacturing Practices, or Good Clinical Practices (or the

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equivalent) has, in fact, been so obtained.  The representation and warranty given in this Section 10.3 is subject expressly to the proviso that the Know-How in existence at the date of this Agreement can only comply with the regulations and practices applicable at the date of generation of said Know-How and not those subsequently enacted or agreed.

10.4                        No Warranty on Fitness for Use.  Any materials provided by Schering to BioMedicines or by BioMedicines to Schering (or to an Affiliate or Sublicensee thereof), as the case may be, are provided “as is” and specifically without any warranty of fitness or merchantability for any particular use.  In addition, to the extent provided by law, the party providing the said materials shall not be liable under any contract, negligence, strict liability or other legal or equitability theory for any incidental or consequential damages.

10.5                        Past Compliance with Good Manufacturing Practices.  Schering hereby represents and warrants to BioMedicines that all manufacturing activities associated with the existing drug substance of Section 4.4 were conducted in compliance with Good Manufacturing Practices applicable at the date of manufacture.

11.                               LIABILITY AND INDEMNIFICATION

11.1                        BioMedicines Obligations. BioMedicines shall be liable for and shall indemnify Schering against all claims arising from the manufacturing, development or commercialisation of Licensed Product by BioMedicines, its Affiliates or Sublicensees.  BioMedicines will provide Schering with a copy of the relevant insurance policy.  The only exceptions shall be those caused by or attributable to:

a)                                      fraudulent or deliberately false or misleading information provided by Schering or its Affiliates to BioMedicines and acted thereon in good faith by BioMedicines;

b)                                      gross negligence by Schering or its Affiliates or Sublicensees; or

c)                                      any illegal actions by Schering or its Affiliates or Sublicensees.

11.2                        BioMedicines Affiliate(s) or Sublicensee(s).  BioMedicines represents and warrants that it will contractually obligate its Affiliate(s) and Sublicensee(s) to adhere substantially to the terms of the Agreement regarding any responsibilities transferred by BioMedicines to said Affiliate(s) or Sublicensee(s) pursuant to the Agreement.  BioMedicines further warrants and represents that it will indemnify Schering against financial losses, direct or indirect, incurred by Schering because of breach of any contractual obligations of any BioMedicines Affiliate to Schering or because of gross negligence by a BioMedicines Affiliate with regard to its duties to Schering.

11.3                        Schering Obligations.  Likewise, Schering shall indemnify BioMedicines against all claims arising from the development or commercialisation of Licensed Product by Schering, its Affiliates or Sublicensees.  The only exceptions shall be those caused by or attributable to:

a)                                      fraudulent or deliberately false or misleading information provided by BioMedicines or its Affiliates to Schering and acted thereon in good faith by Schering;

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b)                                      gross negligence by BioMedicines or its Affiliates or Sublicensees; or

c)                                      any illegal actions by BioMedicines or its Affiliates or Sublicensees.

11.4                        Schering Affiliate(s) or Sublicensee(s).  Schering represents and warrants that it will obligate its Affiliates to adhere to the terms of the Agreement regarding any responsibilities transferred by Schering to said Affiliate pursuant to the Agreement.  Schering further warrants and represents that it will indemnify BioMedicines against financial losses, direct or indirect, incurred by BioMedicines because of breach of any contractual obligations of any Schering Affiliate to BioMedicines or because of gross negligence by a Schering Affiliate with regard to its duties to BioMedicines.

11.5                        Unallocated Liability.  Should any liability remain unallocated after assumption of liability and provision of indemnification as described herein, such unallocated liability shall be divided between Schering and BioMedicines according to the fraction of net financial benefits from the commercialisation of the product individually obtained by Schering, BioMedicines or to Affiliates thereof, if any.

12.                               ASSIGNMENT, CHANGE IN CONTROL

12.1                        Ability of BioMedicines to Assign Agreement.  The Agreement shall not be assignable by BioMedicines without the prior written consent of Schering, such consent not to be unreasonably withheld.

12.1.1              Territory outside the United States of America.  If Schering does not exercise the option described in Section 6.1, then BioMedicines is free to assign the Licensed Product in the Territory outside the United States of America, with the consent of Schering, such consent not to be unreasonably denied.

12.1.2              United States of America.  If Schering does not exercise the option described in Section 6.2, then BioMedicines is free to assign the Licensed Product in the United States of America, with the consent of Schering, such consent not to be unreasonably denied.

12.2                        Change in Control.  A change in control in BioMedicines (as evidenced by the acquisition by one person or entity of more than fifty percent {50%} of voting stock), except for that occasioned by the bankruptcy of BioMedicines, shall not be treated as an assignment.  BioMedicines agrees, however, to inform Schering promptly upon any such change in control.  In addition, acquisition of voting control of BioMedicines by any or all of current BioMedicines shareowners shall not, for purposes of the Agreement, constitute a change in control.

13.                               TERM AND TERMINATION

13.1                        Duration of Agreement

13.1.1              Duration.  Except as otherwise specifically provided herein, or unless sooner terminated pursuant to other provisions within the Agreement, the Agreement and the licenses and rights granted to BioMedicines hereunder shall remain in full force and effect for as

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long as royalties, or other like compensation, is payable to Schering or to BioMedicines in any country of the Territory.

13.1.2              After Expiration of Agreement.  At the end of said term, BioMedicines shall have a fully paid-up License in the countries of the Territory in which Licensed Product was commercialized by BioMedicines prior to termination of the Agreement pursuant to Section 13.1 above.  In addition, Schering agrees to cooperate in good faith with BioMedicines to ensure a continuing supply of Licensed Product to permit continuing commercialisation.

13.2                        Termination Because of Unremedied Breach.  Either Schering or BioMedicines shall have the right to terminate the Agreement with thirty (30) days’ notice in written form to BioMedicines or Schering, respectively, in the event that:

a)                                      BioMedicines or Schering, respectively, fails to remedy any material failure to fulfill its obligations under the Agreement; or

b)                                      there is a material breach of the terms of conditions hereof within sixty (60) days after receipt of notice in written form specifying the circumstances giving rise to failure or breach.

Termination for such causes shall not preclude seeking redress or injunctive relief.

13.3                        Termination Because of Insolvency.  Either Schering or BioMedicines may terminate the Agreement with immediate effect by notice in written form in the event that BioMedicines or Schering, respectively, becomes insolvent, is declared bankrupt or adopts a plan of liquidation or dissolution.

13.4                        Schering Special Option.

13.4.1              Special Option Right.  In addition to the options described in Sections 6.1 and 6.2, Schering shall also have the option to regain full control of the development and marketing of Licensed Product in the event: (a) Dr. Moran is no longer active in the Development and CMC Development of Licensed Product in a managerial or clinical advisory capacity for reasons other than death or disability and (b) BioMedicines is unable to engage another person reasonably acceptable to Schering to lead such development within six (6) months after such cessation of activity by Dr. Moran.

13.4.2              Term of Option; Exercise.  The foregoing option shall expire, whether or not it has become exercisable pursuant to Section 13.1, if not exercised prior to the earlier of: (a) the second anniversary of the Effective Date, (b) delivery of the Phase III clinical trial report described in Sections 6.1 and 6.2 or (c) the exercise or waiver of either of Schering’s options under Section 6.1 or 6.2.  The parties also agree to confer on or about the first anniversary of the Effective Date in order to consider in good faith whether the foregoing option of Section 13.4.1 may be terminated at that time by mutual agreement.  Such option may be exercised by Schering upon written notice to BioMedicines.

13.4.3              Schering Obligations After Exercise Option.  In the event that Schering exercises the foregoing option, then Schering agrees as follows:

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a)                                      Schering or a Schering Sublicensee will continue to diligently pursue Development and CMC Development of Licensed Product, i. e. Schering shall use the same diligence as it applies to its other proprietary products of similar potential.

b)                                      Schering or a Schering Sublicensee will, within thirty (30) days of the decision by Schering to exercise the foregoing option, pay to BioMedicines fifty percent (50%) of the Development and CMC Development Costs incurred by BioMedicines through the date of said exercise.

c)                                      On resumption of Development or CMC Development activities, Schering or a Schering Sublicensee will then repay the remaining fifty percent (50%) of Costs previously incurred by BioMedicines.

d)                                      Schering shall also be obligated to pay royalties or other payments to BioMedicines, as required by other Sections of this Agreement, with the exception that no Risk Premium shall be due to BioMedicines.

13.5                        Court-Awarded Damages.  Any court-awarded damages granted to Schering or BioMedicines arising from material breach or bankruptcy of BioMedicines or Schering, respectively, may be deducted from milestone, royalty, or other like payments which may be subsequently due to BioMedicines or Schering, respectively.

13.6                        Continuation of Obligations.  Upon termination of the Agreement pursuant to provisions contained herein, nothing herein shall be construed to release either Schering or BioMedicines from any obligation that matured prior to the termination.

14.                               CONFIDENTIALITY

14.1                        Transmittal of Information.  Any information which is transmitted by one party to the other party in connection with the entering into or the performance of the Agreement, shall be kept confidential by the receiving party and its Affiliates and/or Sublicensees prior to the expiration or termination of the Agreement and for a period of five (5) years after its expiration.

The foregoing obligation shall not apply to:

a)                                      any information which at the time of disclosure or acquisition is part of the public knowledge or literature, or thereafter becomes part of the public knowledge or literature otherwise than by unauthorised disclosure by the recipient;

b)                                      any disclosure of information to the United States Food and Drug Administration or other similar governmental authority for the purpose of complying with regulatory requirements regarding Licensed Product;

c)                                      any information which at the time of disclosure or acquisition was in the recipient’s rightful possession as evidenced by its written records;

d)                                      any information which became rightfully available to the recipient from another source not bound to secrecy to the disclosing party with respect to such information;

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e)                                      disclosure by the recipient to third parties under provisions of confidentiality similar to those contained in the Agreement for the purposes of development or marketing of the Licensed Product or financing thereof; and

f)                                        any disclosure of information required by law.

14.2                        Approval of Public Disclosure.  Notwithstanding the provisions of Section 14.1 such party shall present to BioMedicines or Schering, as appropriate, a written request for such disclosure.  The recipient of the request to permit disclosure shall have a period of five (5) calendar days to approve the requested disclosure.  The requested approval shall not be unreasonably withheld.

14.3                        Acknowledgment of Private Disclosure.  BioMedicines may disclose to a third party or parties confidential or nonconfidential information regarding the Licensed Product or the Agreement only where necessary and then under conditions of confidentiality in the pursuit of development or commercialisation of the Licensed Product otherwise consistent with the terms of the Agreement.

15.                               COMMUNICATIONS

15.1                        Instructions for Communications.  Any payment, notice or other communication pursuant to the Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified or registered first class mail, postage prepaid, or by recognised public courier (for example, “Federal Express”) addressed to it at the address below or as it shall otherwise subsequently designate by written notice:

In the case of Schering:                                                                   Schering AG
D-13342 Berlin
Germany
Attention: Corporate Licensing
with a copy to: Legal Department

In the case of BioMedicines:                                        BioMedicines, Inc.
909 Marina Village Parkway #583
Alameda, CA 94501
with a copy to: Legal Department

16.                               MISCELLANEOUS PROVISIONS

16.1                        Governance of Agreement.  The Agreement shall be construed, governed, interpreted and applied in accordance with the laws of Germany, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted; and disputes arising out of the Agreement which cannot be settled between Schering and BioMedicines will be brought before the courts of Germany.  Place of proceedings shall be Berlin.

16.2                        Entire Agreement.  Both Schering and BioMedicines acknowledge that the Agreement sets forth the entire agreement and understanding of both Schering and BioMedicines

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as to the subject matter hereof.  No other previous oral or written communications between Schering and BioMedicines with respect to the License granted hereunder shall be of any force or effect.  In addition, the Agreement may be modified only by the execution of a subsequent written amendment approved by both Schering and BioMedicines.

16.3                        Severability.  The provisions of the Agreement are severable.  In the event that any provision of the Agreement shall be invalid or unenforceable under any controlling body of the law, the validity or enforceability of the remaining provisions shall remain unaffected.

16.4                        Original Agreement and Counterparts.  The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.5                        No Waiver of Rights.  The failure of either Schering or BioMedicines to assert a right hereunder or to insist upon compliance with any term or condition of the Agreement shall not constitute a waiver of that right or excuse a subsequent failure to perform any term or condition by BioMedicines or Schering, respectively.

16.6                        Section Titles.  The titles or headings of various numbered or unnumbered Sections in the Agreement are for reference only and do not limit or modify the substance of the Agreement in any way.

16.7                        Force Majeure.  Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war, insurrections, riots, civil commotions, lockouts, acts of God or any other cause beyond the reasonable control of the affected party.

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IN WITNESS WHEREOF, Schering and BioMedicines have hereunto duly executed the Agreement as of the day and year set forth above.

SCHERING AKTIENGESELLSCHAFT

By:	/s/ Ulrich Koch

Name:	Dr. Ulrich Koch

Title:	Head Corporate Licensing

By:	/s/ B. Baldus

Name:	Berthold Baldus

Title:	Head Office of Technology

BIOMEDICINES, INC.

By:	/s/ S. M. Moran

Name:	Dr. Mark Moran

Title:	Chief Executive Officer

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APPENDIX A

[*]

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Appendix B

Atamestane for the Treatment of Breast Cancer
Summary of Proposed Clinical Development Activities

Preparation for a Pre-IND Meeting with the FDA

This meeting will be of critical importance.  We propose to prepare, if possible, an integrated summary of safety and an integrated summary of efficacy for the consideration of the Oncology Division.

Since the U.S. IND contains only a fraction of the total clinical data, some of the work for the pre-IND meeting will also be useful in preparing a revised IND.

The goal will be to obtain agreement with the Agency on:

•      requirements for registering Atamestane for the second-line treatment of tamoxifen- or toremifene-resistant breast cancer

•      the number of patients needed for a demonstration of efficacy

•      the number of patients needed for a demonstration of safety

•      key phase III design criteria: number of studies (1 or 2); blinded versus open-label; active control (e.g., anastrozole) vs historical controls; endpoints

•      preclinical and clinical considerations for registering Atamestane for combined use with tamoxifen or toremifene as first-line treatment

We believe that a satisfactory preparation will require 4-6 months after the Effective Date.

Chemistry, Manufacturing, and Controls

Stability testing should continue according to a regular schedule.  We need to agree on the timing and particulars of preparing finished drug product for the phase III studies.  We also need to discuss the steps needed to complete validation of analytical methods.  Preliminary discussion regarding the synthesis of registration batches will be appropriate as well.

Clinical

Second Line Therapy

We will review in detail with the FDA the current phase II data.  Currently we intend to discuss with the FDA the following design for phase III:

        [*]

•      standard measures of clinical response

•      objective response rates

•      duration of response

•      time to progression

•      time to treatment failure

The [*] Atamestane regimens proposed above are intended to address [*] and [*].

We will propose that no more than [*] patients per group will be adequate to examine the relative rates of objective response and the adverse event profiles of the [*] drugs.

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2

We will also, of necessity, discuss with the FDA a proposed definition of [*] We will propose that [*] should include the demonstration of [*].

The total time from end of FDA meeting to end of the required studies could be [*] months.  The goal will be to complete the analysis and writing of the marketing applications within [*] months thereafter.

[*] First Line Therapy (with Tamoxifen or Toremifene)

Preclinical studies will be required first. The time required to discover the [*] regimen may be as short as [*] months or as long as [*].  The possibility also exists that there is [*] drug or regimen to which Atamestane may [*].

If preclinical studies are “positive,” suggesting a [*] for Atamestane, then a second discussion will be held with the FDA. The purpose of the second discussion will be to define the clinical study or studies required to obtain an approval for [*] first line therapy.  In this regard, a very interesting potential study design to consider would be [*].

If scientifically appropriate, one additional clinical study, or more likely two additional clinical studies, will be required in order to establish the safety and efficacy of the [*].  Survival may be the required endpoint; however, objective response rates with standard additional indices of duration of response, time to progression and time to treatment failure are projected to be sufficient.

Endocrinology or Special Group Studies

It is possible that additional endocrinological studies or studies of “special groups” of patients [*] may be required.  We will raise this topic with the FDA. Our hope is that the answer will be “no.”

Marketing Application(s)

Assuming that additional clinical testing will be required as described, the earliest marketing application would occur [*].  Making certain other assumptions about the duration of recruiting, dosing and follow-up, a filing [*] might be feasible.

Schedule  A preliminary Gantt chart is attached.

[*]

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3

Appendix C

Considerations for Chemistry, Manufacturing, and Controls

(Preliminary CMC Plan)

Terminology

For consistency the terminology employed during the [*] meeting will be utilised.  The current synthesis is designated as the “5-step” synthesis and the two alternatives are designated as the “3-step”synthesis and the “l-step” synthesis.

I.              Considerations for the 5-Step Synthesis

Based on calculations made in 1991, the estimated cost of goods at that time was approximately [*] per kg when using the “current” 5-step synthesis.

Improvements in the Current 5-Step Synthesis

Step 1:                   [*]

At the moment, there are no proposals to significantly alter this step.

Step 2:                   [*]

This step requires further stabilization.  Alteration of stirring parameters, changing the solvent from [*], and possibly eliminating [*] are possible modifications.  Certain preliminary work has been carried out successfully at laboratory scale.  One scale-up synthetic campaign in the pilot plant will be useful, followed thereafter by a transfer of the new method to commercial facilities in Bergkamen.

Step 3:                   [*]

At the moment, there are no proposals to significantly alter this step.

Step 4:                   [*]

At the moment, there are no proposals to significantly alter this step.

Step 5:                   [*]

A second crop is a primary consideration versus a “better” first crop that might be associated with a slightly lower, but still acceptable, purity.  To obtain a second crop with comparable purity to the first crop may, however, require an additional [*] step.

Estimate of Lowest Cost of Goods with Improved 5-Step Synthesis

If the cost of [*] acetate can be lowered substantially and improvements in yield can also be achieved, then there is the reasonable potential to lower the cost of goods with a modified 5-step synthesis to [*] per kg, with the best current estimate being [*] per kilogram (kg) when the annual amount manufactured is approximately [*] kg.

Estimation of Costs for Manufacturing Improvements

To be developed during the course of CMC planning

II.            Considerations Regarding the 3-Step Synthesis

The first estimate of the cost of goods with the new 3-step synthesis was approximately [*] per kg.

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An early comparison of the 3-step to the 1-step synthesis, requiring approximately [*] months, is appropriate.  This comparison will involve primarily a re-examination of existing data rather than the generation of new data.

[*] is used in the 3-step synthesis and is [*] less [*] than [*] used in the current 5-step synthesis.  There is also a [*] involved in purification of Atamestane with the 3-step synthesis.  Although the [*] is a [*] rather than the more expensive [*], there is still the potential for significant loss of [*] in this [*] step.

In addition, the generation of increased amounts of [*], a known impurity, may obligate additional toxicological work.  The precise change in the amount of this impurity, among other impurities, needs further assessment.

There is no estimate at this time regarding the minimal “target” cost of goods for the 3-step synthesis.

One possible improvement to the first step of the 3-step synthesis is the use of [*] and [*] in the presence of a [*].  The cost of [*] may be declining from approximately [*] per kg (or possibly less).  However, there would be a need to accommodate the handling of [*].  The older technology for cuprate addition is more secure.  Currently, the only manufacturing process that would utilize [*] would be Atamestane.

Estimate of the Lowest Cost of Goods with the 3-Step Process

There is currently no estimate.

Estimation of Costs for Manufacturing Improvements

There is no current estimate regarding the costs for these preliminary steps.  Such estimates will be provided in more detail in the final CUC Development Plan.

III.           Considerations Regarding the 1-Step Synthesis

[*] of [*] currently yields [*] Atamestane with [*] and standard [*].  Optimizing yield will involve a careful consideration of yield versus time and the avoidance of “parallel reactions”, as well as secondary reactions that diminish Atamestane successfully synthesised.  Recapture of starting materials and recycling need further evaluation.

One parallel reaction that has been observed is [*] of the [*].  It is possible to first [*] the [*] as a [*].  Higher yields of Atamestane have been achieved using the [*], but the costs of the added protection/deprotection steps need to be considered.

[*] is utilized in the 1-step synthesis.  As noted, the cost of this material may be declining from [*] per kg or possibly less.  However, there would still be a need to invest in the handling of [*].  Currently, the only manufacturing process that would utilize [*] would be Atamestane.

A [*] is also used in the 1-step synthesis.  The presence of [*] and [*] [*] is a potential problem.  It is unknown whether or not significant levels of these [*] are present in the [*] from the reaction.  Additional study will be required to determine whether or not the concentrations of [*]

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can be reduced sufficiently to avoid excessive [*] costs.  There would be a potential need to find a [*] for these [*].

Study of the 1-step reaction with a university research group, particularly with regard to finding alternative [*], is a possibility worth considering.

Due to the complexity of the reaction, more expensive [*] is needed to produce pure Atamestane from the 1-step synthesis.  There is a question regarding the required purity of the crude product to optimize [*].  This [*] currently utilizes [*] as a solvent.  Optimally, this solvent should be avoided to minimize [*] treatment costs.  Whether avoidance is possible is unknown.  The cost of the large-scale [*] will need further evaluation.

In addition, there is the generation of a [*] using the 1-step procedure.  This impurity, while new to Atamestane synthesis, is well known within Schering, and significant toxicological data may already exist.

Estimate of Lowest Cost of Goods with 3-Step Synthesis

Despite these issues, if the cost of [*] could be reduced to [*] per kg, and the low-yield [*] significantly improved, then there is the potential to lower the cost of goods to less than [*] per kg.  The current optimistic best estimate would be [*] per kg.

Estimation of Costs for Manufacturing Improvements

There is no current estimate regarding the costs for these preliminary steps.  Such estimates will be provided in more detail in the final CMC Development Plan.

IV.           Considerations for Drug Product

All clinical work to date has been performed with tablets [*] containing [*] film coating.

Current recommendations are that new tablets (possibly the final formulation) be manufactured that will contain [*] film coating [*].

In this case, it is recommended that drug product be manufactured with the more modern standard of [*]

Based on historical data with other low-potency steroids, the larger tablet would be predicted to be more stable and to have less variable dissolution and disintegration.  Specific consideration of Atamestane CSF data will be necessary.  Detailed review of existing batch records for the CSF will be useful in further assessing the risk of retaining the CSF as a possible formulation for commercial purposes.

Preliminary data suggest that the larger tablet would produce more [*] and might, as a result, generate a pharmacokinetic profile that would not favor [*].  If [*], then conversion at a later date from the smaller [*] to a larger but possibly more stable [*] may not be feasible without additional clinical work.  Accordingly, the topic of [*] will need to be addressed carefully.

Additional work will be necessary to shift to the [*] F formulation.  If done within Schering, some [*] FTE’s are estimated to be required to effect the change.  If the [*] is retained, then possibly only [*] FTE’s would be required to manage developmental activities in both

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pharmaceutics and analytics.  The fully burdened costs for these activities are dependent upon the final dosage form and could range from [*] to [*].

If a third party vendor is required, then [*] manufacturing will be needed.  This service should be available.  [*] will be necessary at a cost of approximately [*] per kg.  This cost is dependent on scale.  Within Schering, the cost of making the tablets and packaging is estimated to be approximately [*] per kg drug substance ([*] per tablet).

These drug product costs are independent of the cost of drug substance.

V.            General CMO Issues

There is a Drug Master File (DMF) at the FDA. The DMF was filed in [*].  The DMF has not been [*].  The DMF has not been [*].  Accordingly, both the manufacturing and the sampling sections of the DMF require [*].  The reference standard needs a new Certificate of Analysis.  All batch records for every batch exist and are in the possession of Schering [*].

Stability data are available, but additional work to comply with the newest ICH guidelines will be needed, particularly with regard to the effect of humidity.  There are sixty (60) months of supporting stability data for drug substance.  Whether one or three production batches will be required for additional study will need to be addressed.

VI.           Summary

As discussed in the preliminary CMC meeting between Schering and BioMedicines on 05.08.1998, an outline of the general plan would be:

Regarding Drug Substance

•      To utilise the 5-step synthesis with the proposed modifications at the pilot plant scale to demonstrate the effectiveness of the new process.

•      To re-evaluate the [*] new syntheses (“3-step” and “l-step”) and to design the experiments needed to make a “final” decision about the synthetic route.

•      To agree on steps, costs and timelines for the work described in Step 2 above.

•      To perform the work of Step 3

•      To evaluate the results of Step 4 and then to decide whether a new synthetic route is feasible and, if feasible, preferable to the “improved 5-step” process.

•      If a new synthetic route is preferable, to perform the required pilot plant work and then to transfer the process to Bergkamen.

•      If the improved 5-step process remains preferable, to transfer this improved process to Bergkamen.

Regarding Drug Product

•      To review existing CSF data and to make a decision regarding the manufacture of the larger or smaller tablets for phase III and commercialisation.

•      To select a mutually acceptable site for the preparatory work and the actual manufacturing of drug product.

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COMPANY LETTERHEAD

Biomedicines, Inc.

Attn: K. Alice Leung

CEO

2000 Powell Street

Suite 1640

Emeryville, California 94608

U.S.A.

Your Ref.	Your letter dated	Our Ref. (Please indicated when replying)	Date

		RA/UK/Cie (4b3108_1)	2004-09-03

Amendment #1 to the License Agreement

Dear Alice,

Referring to our telephone conference on [*] and your fax of that same day, we have re-discussed internally the situation concerning the manufacture of drug substance and drug product under the License Agreement between Schering and Biomedicines dated February 1, 1999 (the “License Agreement”).  After such discussion, we have the following comments:

1.             Manufacture of Drug Substance for Registration Batch

For the sake of clarity, we hereby exercise again our option pursuant to Section 5.1 of the License Agreement to manufacture drug substance for the Licensed Product (as defined in the License Agreement) required for manufacture of the first Registration Batch (as defined in the License Agreement).  The exercise of this option shall, however, only become effective when Biomedicines has countersigned and returned to Schering the CMC Plan (as defined in the License Agreement) which is attached to this letter.

2.             Manufacture of Drug Substance for Further Development and Commercialization

As a final decision can only be made if the CMC Plan is amended (cf. Section 1 above) and such amendment has not yet been finalized, we suggest that Section 5.1 of the License Agreement be amended to the effect that the option pursuant to Section 5.1 of the License Agreement concerning the manufacture of drug substance required for subsequent development and commercialization of Licensed Product be exercisable within two (2) weeks after Schering has received the countersigned new CMC Plan from Biomedicines.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.             Manufacture of Drug Product for Further Development and Commercialization

As more communication is required between Schering and Biomedicines in order to prepare the manufacture of drug product for Licensed Product.  We suggest that Section 5.2 of the License Agreement be amended to the effect that the option pursuant to Section 5.2 of the License Agreement concerning the manufacture of drug product required for subsequent development and commercialization of Licensed Product be exercisable within one (1) month after Schering has been notified of a decision by biomedicines to have such drug product manufactured, this notification not to be made before November 1, 2004.

4.             Reimbursement of CMC Costs

We hereby confirm the agreement between Schering and Biomedicines that the invoice periods pursuant to Section 4.7 of the License Agreement concerning the reimbursement of the CMC Costs (as defined in the License Agreement) be amended to the effect that Schering shall invoice Biomedicines on a quarterly basis for CMC Costs incurred by Schering in the quarter preceding the quarter of invoice.

In all other respects, the terms of the License Agreement shall remain unchanged.

To signify acceptance of the aforementioned issues concerning the amendment of the License Agreement, please counter-sign, date and return to us the attached duplicate of this letter.

Yours sincerely

Schering Aktiengesellschaft

/s/ Hong Chow	/s/ H. Neh

Hong Chow	Harribert Neh

Date:
Accepted by
Biomedicines, Inc.

/s/ K. Alice Leung

K. Alice Leung

Attachment:

CMC Plan

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Amendment to the Amendment #1 to the License Agreement

Chemical Development Plan Atamestane

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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